UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant
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Check the appropriate box:

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  Preliminary Proxy Statement

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  Definitive Proxy Statement

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  Definitive Additional Materials

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  Soliciting Material Pursuant to
§240.14a-12
HANMI FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024

Notice of Annual Meeting and Proxy Statement

Hanmi Financial Corporation

A MESSAGE TO OUR STOCKHOLDERS

Dear Fellow Stockholders,

Thank you for your continued investment in Hanmi Financial Corporation. On behalf of the Board of Directors and the management team, we are pleased to invite you to attend the 2024 Annual Meeting of Stockholders, which will be held virtually on Wednesday, May 22, 2024 at 10:30 a.m., Pacific Time.

Consistent Execution to Strategy

We started 2023 with optimism as we set out to continue executing our proven strategy of diversifying our loan portfolio and deposit franchise, and kept our focus on our strategic growth initiatives. Despite a challenging environment, we finished the year with positive momentum, delivering solid results and building a strong foundation for 2024. We did this by concentrating on what we do best: strengthening and expanding our customer relationships by providing the products and services they need in this ever-changing world. This core relationship banking model has been our legacy for more than four decades and it continues to be a winning strategy today.

As last year unfolded, our industry faced some notable challenges and the macro environment remained uncertain. Navigating challenging environments is not new to the Hanmi team. In fact, we have a strong track record of bringing together the expertise and focus needed to find the right path forward to deliver solutions our customers need and results our shareholders expect. This disciplined approach was in full force last year as we provided our customers with much needed support while continuing to advance our growth objectives in a safe and sound manner.

2023 Performance Highlights

As a result of our team’s dedication and focus, we closed out 2023 with a robust core deposit franchise, healthy loan pipelines, excellent credit quality and a strong capital position. The impact of higher interest rates resulted in net interest margin compression as the shift of deposits to interest-bearing accounts continued. We exercised disciplined expense management throughout the year, partially offsetting inflationary pressure on salaries and benefits with cost savings in other categories. Key highlights include:

•	Net income of $80 million, or $2.62 per diluted share.

•	Overall loan growth of 3.6%, reflecting the impact of higher interest rates and economic uncertainty.

•

Deposits grew by 1.8%, with a healthy mix of noninterest-bearing deposits at 32% of total deposits in a very competitive market environment. This continues to reflect the loyal banking relationships we have built over the years.

•	Asset quality remained strong as we continued our focus on high-quality loans, disciplined underwriting, and vigilant credit administration practices.

Advancing Our Strategic Growth Initiatives

We continue to make meaningful progress in diversifying and expanding our loan portfolio and deposit franchise – the centerpiece of our growth strategy. Our diversified lending capabilities enabled us to grow our residential mortgage portfolio by 31% for the year, despite higher market interest rates, and we have also reduced our commercial real estate loan portfolio to 62.8% of total loans, down from 70% at the beginning of 2020. We remain committed to pursuing high-quality transactions that meet our disciplined underwriting standards and provide attractive yields in the current rate environment.

Our Corporate Korea Initiative is a key competitive advantage for Hanmi and we believe it will be a significant growth driver for many years to come. Our success begins with our team of talented bankers who understand the financial needs and culture of our Corporate Korea clients, which are South Korea-based companies doing business in or expanding their operations into the U.S. We can establish our banking relationship with a one-stop, full-service onboarding package even before they open their offices here. Our strong online banking services, treasury management platform, and ability to deliver effective financing solutions with speed and in-language customer service continue to set Hanmi apart from our peers.

We also continue to develop our Small Business Administration (SBA) loan portfolio, which is a promising long-term opportunity for Hanmi. We originated $150 million in SBA loans last year and anticipate double-digit growth in 2024. We have added top banking and marketing talent to this team, and they are making strong inroads with small businesses across our markets.

Optimizing our branch network is an important part of our diversification strategy. Late last year, we celebrated the opening of two new branches – Dublin, California, and Fort Lee, New Jersey – that are off to a great start. Looking ahead, we will continue to evaluate our branch network for consolidation, relocation, and growth opportunities.

Strengthening our Team and Technology Infrastructure for Future Growth

Our team members are the backbone of Hanmi’s success. Their dedication, expertise, and passion are the driving forces behind our achievements. From delivering exceptional customer service to creating innovative products and services, our team members embody our core values and propel us toward our goals. Working together through good times and challenging times, we have grown from humble beginnings as the first Korean American bank to a full-service financial institution with $7.6 billion in assets, serving multi-ethnic communities through our network of full-service branches and loan production offices across nine states, coast-to-coast. Hanmi is well positioned to serve a growing customer base by deepening ties with existing customers while building new relationships across our markets and business lines.

We continue to invest in robust training and development programs to help our employees achieve their career goals and build deep bench strength at all levels of the organization. By prioritizing the development of our team members, we also strengthen employee retention, which is key in today’s competitive labor market. In addition to preparing our workforce for continued growth, we are executing targeted initiatives to transform, modernize, and simplify Hanmi’s technology ecosystem to improve customer experience, support growth, enhance productivity, and reduce costs.

Creating Shareholder Value by Building on our Legacy of Trust

From our earliest days, Hanmi teams have forged deep ties with the communities they served. Today, we continue to build on that legacy as we expand into new markets and customer segments to deliver attractive returns on your investment, which remains a top priority for all of us at Hanmi.

In 2023, Hanmi identified and responded to our community’s needs by: originating over 300 small business and community development loans totaling nearly $160 million; continuing to deliver on our $7.5 billion long-term commitment to the Community Reinvestment Act fund; volunteering more than 2,000 hours for financial literacy and technical assistance to organizations across our footprint; and donating over $520,000 to local nonprofit partners.

As we look ahead to 2024, we will continue to demonstrate that we have the right strategy and the right culture to successfully navigate ongoing uncertainty and seize exciting opportunities in the future. With a strong financial position and capital levels that exceed all regulatory requirements for well-capitalized banks, we have the flexibility to invest in strategic opportunities when they arise. We will continue to utilize the core relationship banking model that has served us so well to grow our bank in pursuit of our vision to be the leading nationwide community bank.

In closing, we want to extend our deepest gratitude for your continued support and investment. We kindly request your support for our voting recommendations and we invite you to share your perspectives with us throughout the year.

Sincerely,
John J. Ahn	Bonita I. Lee
Chairman of the Board	President and Chief Executive Officer

HANMI FINANCIAL CORPORATION

900 Wilshire Boulevard, Suite 1250

Los Angeles, California 90017

(213) 382-2200

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 22, 2024

TO THE STOCKHOLDERS OF HANMI FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2024 annual meeting of stockholders (the “Annual Meeting”) of Hanmi Financial Corporation (“Hanmi,” the “Company,” “we,” “us” or “our”) will be held virtually, via live webcast, on Wednesday, May 22, 2023 at 10:30 a.m., Pacific Time, for the following purposes:

1.	To elect ten (10) directors to serve for terms expiring at the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To provide a non-binding advisory vote to approve the compensation of our Named Executive Officers (“Say-on-Pay” vote);

3.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.	To consider any other business properly brought before the meeting.

Please note that this year’s meeting will be virtual. You will not be able to attend the Annual Meeting in person. A live webcast of the Annual Meeting will be available. Registration is required online at www.proxydocs.com/HAFC. Whether or not you plan to attend virtually, your vote is important and we encourage you to vote promptly by mail, telephone or via the Internet. If you attend the Annual Meeting virtually, you may vote online during the Annual Meeting.

By Order of Our Board of Directors,

John J. Ahn

Chairman of the Board

Los Angeles, California

April 12, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2024:

This Proxy Statement and the 2023 Annual Report on Form 10-K are available electronically at

www.hanmi.com by clicking on “Investor Relations” and then “Proxy Materials.”

VIRTUAL ANNUAL MEETING

The Annual Meeting will be held in a virtual-only meeting format, via live webcast that will provide stockholders of record and beneficial owners as of the close of business on March 28, 2024, the record date, with the ability to participate in the Annual Meeting, vote their shares electronically at the Annual Meeting via the virtual-only meeting platform, and submit questions.

BENEFITS OF A VIRTUAL ANNUAL MEETING

The virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and we believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 28, 2024, the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/HAFC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On May 22, 2024, the day of the Annual Meeting, stockholders may begin to log in to the live webcast 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:30 a.m., Pacific Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the live webcast, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

QUESTIONS AT THE VIRTUAL ANNUAL MEETING

Our virtual Annual Meeting will allow stockholders to submit questions before the live webcast, to be addressed during a designated question and answer period at the Annual Meeting. We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business, or that contain inappropriate or derogatory references that are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

PLEASE NOTE YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.

Annual Meeting Proxy Statement 2024

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2024

The Board of Directors (our “Board”) of Hanmi Financial Corporation is soliciting your proxy for use at the 2024 annual meeting of stockholders (the “Annual Meeting”) to be held virtually on Wednesday, May 22, 2024 at 10:30 a.m., Pacific Time, and at any adjournments or postponements thereof.

PROXY STATEMENT SUMMARY

MATTERS TO BE CONSIDERED AND VOTE RECOMMENDATION

We are asking stockholders to vote on the following matters at the Annual Meeting of Stockholders:

Proposal	Our Board’s Recommendation

Item 1. Election of Directors (page 14)
The Board believes that the ten (10) director nominees possess the necessary qualifications to provide effective oversight of the Company’s business and quality advice and counsel to our management.	“FOR” each Director Nominee

Item 2. Advisory Vote to Approve Executive Compensation (“Say-on-Pay” Vote) (page 53)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers (“NEOs”) as described in the Compensation Discussion and Analysis and Executive Compensation sections beginning on page 21. Your vote is advisory. Thus it will not be binding upon our Board and may not be construed as overruling any decision by our Board. However, the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

“FOR”

Item 3. Ratification of Auditors (page 54)

The Audit Committee and the Board believe that the continued retention of Crowe LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Crowe LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

“FOR”

1	Annual Meeting Proxy Statement 2024

PROXY STATEMENT SUMMARY

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this Proxy Statement?

A:

You received this Proxy Statement and the enclosed proxy card because we are soliciting your vote at the Annual Meeting. As a stockholder of record of our common stock, you are invited to virtually attend the Annual Meeting, and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by telephone or via the Internet.

This Proxy Statement, notice of the Annual Meeting, and the enclosed proxy card were posted on the Investors Relations page of www.hanmi.com on or about April 12, 2024.

Q:	Who is entitled to vote and how many votes do I have?

A:

All stockholders of our common stock as of the close of business on March 28, 2024, and only those stockholders, will be entitled to vote at the Annual Meeting. You have one vote for each share of our common stock you owned as of the close of business on the record date.

Q:	How many shares are eligible to be voted?

A:

As of March 28, 2024, 30,276,358 shares of our common stock were outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Annual Meeting.

Q:	What is the difference between holding shares as a “record” holder and in “street name”?

A:	•	Record Holders: If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record holder” of those shares. As the record holder, you have the right to vote your shares online at the virtual Annual Meeting or by proxy.

•	Street Name Holders: If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares online at the virtual Annual Meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares online at the virtual Annual Meeting.

Q:	What is a broker non-vote?

A:

Current regulations restrict the ability of your brokerage firm, bank or similar entity to vote your shares, on the election of directors and other matters, on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, or for the advisory vote regarding the compensation of our NEOs, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this Proxy Statement).

Q:	What is the required quorum at the Annual Meeting?

A:

A quorum for the transaction of business at the Annual Meeting requires the presence, online or by proxy, of the holders of a majority of all shares entitled to vote at a meeting of stockholders. Abstentions and broker non-votes are treated as being present for purposes of establishing a quorum.

Annual Meeting Proxy Statement 2024	2

PROXY STATEMENT SUMMARY

Q:	What vote is required to approve each proposal at the Annual Meeting?

A:	1.

Election of Directors. Directors are elected by a majority of votes cast in uncontested elections. In order to be elected to the Board, the votes cast “for” the nominee must exceed the number of votes cast “against” the nominee.

2.

Advisory Vote on the Compensation of our NEOs. Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the shares present online or represented by proxy.

3.

Ratification of Selection of Auditors. Ratification of the selection of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the shares present online or represented by proxy.

Q:	What is the effect of broker non-votes and abstentions?

A:

Abstentions and broker non-votes will be counted for determining a quorum. Your broker, however, will not be entitled to vote without your instruction on Proposals 1 and 2 on the election of directors and the advisory (non-binding) proposal to approve the compensation of our NEOs, respectively.

Your broker will be authorized to vote your shares on the ratification of our independent registered public accounting firm even if it does not receive instructions from you, and accordingly, broker non-votes will have no effect on this proposal.

Abstentions and broker non-votes will have no effect on the election of directors in Proposal 1. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 2 for the advisory (non-binding) vote to approve the compensation of NEOs. Abstentions will have the effect of a vote “AGAINST” the ratification of our independent registered public accounting firm in Proposal 3.

Q:	How can I vote my shares?

A:

If you hold your shares of common stock in your own name and not through a broker or another nominee, you may vote your shares of common stock by the following methods, subject to compliance with the applicable cutoff times and deadlines described below:

By Internet

You can vote via the Internet using the internet address printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Pacific Time, on May 21, 2024. If you vote via the Internet, you do not need to return your proxy card.

By Telephone

You can vote by dialing the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Pacific Time, on May 21, 2024. If you vote by telephone, you do not need to return your proxy card.

By Mail You can vote by mail by signing, dating and returning the proxy card in the postage-paid envelope provided to you. Proxy cards sent by mail must be received by May 21, 2024.

In Person

By attending the Annual Meeting virtually and voting through www.proxydocs.com/HAFC. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card.

Whichever of these methods you select to transmit your instructions, the proxy holder will vote your shares of common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holder “FOR” each of the director nominees named in

3	Annual Meeting Proxy Statement 2024

PROXY STATEMENT SUMMARY

this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our NEOs, “FOR” the ratification of our independent registered public accounting firm, and at the proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

Q:	Can I change or revoke my vote after I return my proxy card?

A:

You may revoke a proxy at any time before the vote is taken at the Annual Meeting by advising our Corporate Secretary in writing before the vote at the Annual Meeting is taken, by submitting a properly executed proxy of a later date by mail, telephone or via the Internet, or by attending the Annual Meeting virtually and voting online. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy. Any filing with the Corporate Secretary should be addressed to Hanmi Financial Corporation, 900 Wilshire Boulevard, Suite 1250, Los Angeles, California 90017.

Q:	How do I attend the virtual Annual Meeting?

A:

We have determined that the Annual Meeting will be held solely in a virtual meeting format via the Internet. You will be able to attend and participate in the Annual Meeting online by visiting and registering at www.proxydocs.com/HAFC. See “Virtual Annual Meeting” above for further information.

Q:	How will proxies be solicited?

A:

In addition to soliciting proxies by mail, our officers, directors, and employees, without receiving any additional compensation, may solicit proxies by telephone, fax, in person, or by other means. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Q:	Will any other matters be considered at the Annual Meeting?

A:

We are not aware of any matter to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting, then the person named as a proxy will have the authority to vote all properly executed proxies in accordance with the direction of our Board, or, if no such direction is given, in accordance with the judgment of the person holding such proxies on any such matter, including any proposal to adjourn or postpone the Annual Meeting.

Q:	Are there any rules regarding admission to the Annual Meeting?

A:

Yes. You are entitled to attend the Annual Meeting only if you were a stockholder as of the record date, or you hold a valid legal proxy naming you to act for one of our stockholders on the record date. To attend the live webcast, please follow the directions regarding registering online at www.proxydocs.com/HAFC.

Q:	Is my vote confidential?

A:	Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and certification of the vote.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will disclose voting results on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Annual Meeting Proxy Statement 2024	4

CORPORATE GOVERNANCE AND BOARD MATTERS

The following table provides summary information about our directors as of March 28, 2024.

				Committee Memberships
Name	Age	Director Since	Principal Occupation	A	CHR	NCG	RCP

John J. Ahn* (Chairman)	59	2014	CEO of WhiteHawk Capital Partners

Christie K. Chu*	59	2015	President & CEO of CKC Accountancy Corporation

Harry H. Chung*FE	54	2016	Chief Operating Officer & Chief Financial Officer of WhiteHawk Capital Partners

Bonita I. Lee	61	2019	President & CEO of Hanmi and Hanmi Bank

Gloria J. Lee*	46	2021	Client Relations Partner of Rutan & Tucker

James A. Marasco*	62	2024	Executive Vice President & Head of Originations of Gibraltar Business Capital

David L. Rosenblum*FE (Vice Chairman)	71	2014	Retired (former Senior Principal of Deloitte Consulting LLP)

Thomas J. Williams*	61	2016	Retired (former Senior Vice President & Chief Risk Officer of BofI Federal Bank)

Michael M. Yang*	62	2016	Founder & CEO of Michael Yang Capital Management, LLC

Gideon Yu*	53	2021	Co-owner & Former President of San Francisco 49ers

 Chairperson      Member

Committees: A = Audit; CHR = Compensation and Human Resources; NCG = Nominating and Corporate Governance;

RCP = Risk, Compliance and Planning

* = Independent Director; FE = Audit Committee Financial Expert

CORPORATE GOVERNANCE

Hanmi is committed to sound corporate governance principles and maintains formal Corporate Governance Guidelines and a Code of Business Conduct and Ethics for employees, executive officers and directors. The Corporate Governance Guidelines, the Code of Business Conduct and Ethics and other governance documents, are available through Hanmi’s website at www.hanmi.com on the “Investor Relations” page. Any amendments or waivers applicable to an executive officer or director to the Code of Business Conduct and Ethics will also be posted on Hanmi’s website.

Corporate Sustainability Matters

The Nominating and Corporate Governance (“NCG”) Committee has primary oversight of our efforts to be a responsible corporate citizen in our communities. In order to address opportunities and challenges arising from corporate sustainability matters, the NCG Committee maintains an interdisciplinary subcommittee of directors and officers to discuss how Hanmi directly impacts our stakeholders – our valued employees, customers, and communities. The Corporate Sustainability Subcommittee publishes an annual Corporate Sustainability Report, available on our website under the “Investor Relations” page, which seeks to provide insight into our continuing efforts to stand in partnership with our various stakeholders.

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq requires that, subject to specified exceptions, each member of a listed company’s audit, compensation, and

5	Annual Meeting Proxy Statement 2024

CORPORATE GOVERNANCE AND BOARD MATTERS

nominating and corporate governance committees must be independent. Under these rules, a director is independent only if the board of directors of a company makes an affirmative determination that the director has no material relationship with the company that would impair his or her independence.

Our Board has reviewed the independence of each director in accordance with Nasdaq rules and the requirements of the SEC. Based on this review, our Board has determined that all of its directors are independent under the applicable listing standards of Nasdaq, except for Bonita I. Lee, our President and Chief Executive Officer. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including those relationships that are not required to be disclosed in this Proxy Statement under the heading “Certain Relationships and Related Transactions.”

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended December 31, 2023, our Board held nine (9) joint board meetings with the Board of Hanmi Bank (the “Bank”), the wholly-owned subsidiary of Hanmi. All Board members were present for more than 75% of the aggregate number of meetings of our Board and the committees on which he or she served. Hanmi’s policy is to encourage all directors to attend all Annual and Special Meetings of Stockholders. Hanmi’s 2023 Annual Meeting of Stockholders was attended by all directors.

Our Board has four (4) standing committees: the Audit Committee, the Compensation and Human Resources Committee (the “CHR Committee”), the NCG Committee, and the Risk, Compliance and Planning Committee (the “RCP Committee”). Each committee is governed by a charter, each of which is available through Hanmi’s website at www.hanmi.com on the “Investor Relations” page.

Audit Committee

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, and our audit process and policies. Through its oversight of the audit function, the Audit Committee ensures compliance with laws and regulations.

As outlined in its charter, the Audit Committee has the following responsibilities, among others:

•

Assist the Board in fulfilling its oversight responsibilities for the financial reporting process, the system of internal controls, the audit process, and Hanmi’s process for monitoring compliance with laws and regulations and the code of conduct;

•	Review the unaudited quarterly and audited annual financial statements;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent registered public accounting firm;

•	Review and approve the general scope of the annual audit and the fees charged by the independent registered public accounting firm;

•	Appoint the independent registered public accounting firm and meet with them to discuss the results of the annual audit and the independence of the independent registered public accounting firm; and

•	Review and approve the general scope of the annual internal audit plan and associated fees.

The Audit Committee held twelve (12) meetings during the fiscal year ended December 31, 2023.

Annual Meeting Proxy Statement 2024	6

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation and Human Resources Committee

The CHR Committee assists the Board by overseeing the compensation of Hanmi’s executive officers, including Hanmi’s Chief Executive Officer, as well as administering Hanmi’s compensation plans. As outlined in its charter, the CHR Committee has the following responsibilities, among others:

•	Review and approve the Company’s overall compensation philosophy, plans, policies and programs as it relates to directors, the Chief Executive Officer and executive officers;

•	Approve directors’ overall compensation, policies and programs;

•	Oversee management development and management succession planning;

•	Review and approve executive officers’ separation plan and employment and severance agreements; and

•	Lead the Board in its annual review of executive management’s performance as it relates to metrics for short- and long-term incentive payouts.

The CHR Committee also sets the compensation policy of the Company as more fully described below under “Executive Compensation – Compensation Discussion and Analysis.” To evaluate and administer the compensation programs of our NEOs, the CHR Committee meets at least four (4) times a year or more frequently as necessary. The CHR Committee is also authorized to retain and provide funding to outside consultants to assist it in determining executive officer and director compensation.

Each member of the CHR Committee is a “non-employee director” (as defined in Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”)). The CHR Committee held seven (7) meetings during the fiscal year ended December 31, 2023.

Nominating and Corporate Governance Committee

As described in its charter, the NCG Committee assists the Board as follows:

•	Identify individuals qualified to become directors;

•	Recommend to the Board nominees for the Board and its committees;

•	Develop, recommend, implement and monitor adherence to a set of corporate governance principles applicable to Hanmi;

•	Monitor the process to determine the effectiveness of the Board and its committees; and

•

Monitor the activities of the Corporate Sustainability Subcommittee regarding its efforts to oversee the Company’s ongoing commitment to environmental performance, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company.

See “Consideration of Director Nominees” below for additional information regarding the director nomination process. The NCG Committee is authorized to retain outside consultants to assist it in fulfilling any of its duties, including Board and director assessment and Board evaluation.

The NCG Committee held four (4) meetings during the fiscal year ended December 31, 2023.

Risk, Compliance and Planning Committee

As outlined in its charter, the RCP Committee provides oversight of the enterprise risk management framework, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the significant risks facing the Company. It also oversees strategic planning generally and recommends new lines of business and the budget to our Board.

The RCP Committee held eight (8) meetings during the fiscal year ended December 31, 2023.

7	Annual Meeting Proxy Statement 2024

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD LEADERSHIP STRUCTURE

The Board is committed to having a sound governance structure that promotes the best interest of Hanmi stockholders. Our leadership structure includes the following principles:

•	We believe that annual elections hold the directors of the Board more accountable to our stockholders.

•

All of the current directors are independent, except for Bonita I. Lee, our President and Chief Executive Officer. The Board has affirmatively determined that the other directors nominated for re-election are independent under applicable SEC and Nasdaq corporate governance rules.

•

We have separated the positions of the Chairman of the Board and Chief Executive Officer in the Company’s Bylaws to ensure the independence of the Chairman. The Chairman focuses on board oversight responsibilities, strategic planning and mentoring Company officers. The Chairman also periodically represents the Bank at public functions. John J. Ahn serves as the Chairman. The Chief Executive Officer focuses on the development and execution of Company strategies.

•

We also maintain a Vice Chairman of the Board, who is an independent director exercising all the powers and discharging all the duties of the Chairman of the Board in such circumstances before a Chairman is appointed or a sitting Chairman is absent or becomes disabled. David L. Rosenblum serves as Vice Chairman.

•	We believe the Board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

BOARD’S ROLE IN RISK OVERSIGHT

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting and compliance. The Board recognizes that these objectives are important to improve and sustain long-term performance and stockholder value. A fundamental part of risk management is not only identifying the risks the Company faces and the steps management is taking to manage those risks, but also determining what constitutes the appropriate level of risk based upon the Company’s activities and risk appetite.

The RCP Committee goes through an extensive review of the enterprise risk assessment on a quarterly basis with the guidance of the RCP Committee Chairperson and the Bank’s Chief Risk Officer. The risk assessment is also reviewed by the Board quarterly. In this process, risk is assessed throughout the Company by focusing on the following ten (10) areas: credit, liquidity, market, operational, compliance, human resources / legal, reputational, strategic, information technology and security, and capital. Risks that simultaneously affect different parts of the Company are identified, and an interrelated assessment is made.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the RCP Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, compliance, operational risk and enterprise risk management issues that affect the Company, and works closely with the Company’s legal and risk departments. The RCP Committee also oversees risks associated with the short- and long-term direction of the Company and ensures ongoing Board involvement and oversight of the Company’s strategic plan. The Audit Committee helps the Board monitor financial risk and internal controls from a risk-based perspective, and oversees compliance and the annual audit plan. Reports from the Company’s internal audit department are also reviewed by the Audit Committee.

In overseeing compensation, the CHR Committee ensures that incentives encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and are in compliance with all laws and the Interagency Guidance on Incentive Compensation. The NCG Committee oversees the Code of Business Conduct and Ethics and conducts an annual assessment of corporate governance policies and any potential risk associated with governance and related party matters.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Bank also has two other board committees that oversee risk. The Loan and Credit Policy Committee (the “LCP Committee”) oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities. The LCP Committee evaluates the Bank’s loan portfolio for optimized risk adjusted profitability and ensures management is handling credit risk appropriately and in compliance with approved policies and procedures. The Asset Liability Management Committee oversees the process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities. The committee reviews the Bank’s investment portfolio on a regular basis to confirm that the risk level remains acceptable and consistent with the approved portfolio objectives, and ensures current market values are aligned with the investment policy.

The Board is committed to protecting personal and financial information, and devotes a significant amount of time to information security and cybersecurity risks. Members of the RCP Committee receive regular reports from the Chief Risk Officer related to information technology and information security to fulfill its role of assisting management in identifying, assessing, measuring and managing certain risks facing the Company.

The Bank’s Information Security Officer meets at least quarterly with the RCP Committee to provide updates on cybersecurity and information security risk, and the Board annually reviews and approves our Information Security Program and Information Security Policy. The RCP Committee engages in key decisions to help set the direction for information security strategy, as well as to understand and prioritize information security capabilities and associated risk remediation.

The Executive IT Steering Committee is an internal Bank committee created to ensure that members of executive management overseeing multiple business units actively understand information security protections and associated risks. The Information Security Officer presents quarterly cybersecurity reports to the Executive IT Steering Committee. In addition, the Bank purchases cyber liability and other insurance to protect against cybersecurity risks.

CONSIDERATION OF DIRECTOR NOMINEES

The NCG Committee believes that the Board should encompass a broad range of talent, skill, knowledge, experience, diversity and expertise enabling it to provide sound guidance with respect to Hanmi’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of Hanmi’s business. Our Board has identified certain core competencies that its directors should possess, including: broad experience in business, finance, accounting, risk management, strategic planning, marketing or administration; familiarity with national and international business matters; familiarity with the Company’s industry; and the ability to understand the Company’s business. In addition to possessing one or more of these core competencies, the members of our Board should have and demonstrate personal qualities such as integrity, leadership, community prominence and a strong reputation. The experience, skills and qualifications contributed by each of our directors should diversify and complement the core competencies of our collective Board.

The NCG Committee seeks directors with a strong reputation and experience in areas relevant to the strategy and operation of Hanmi’s business, particularly industries and growth segments that Hanmi operates in, such as the banking and financial services industry, as well as key geographic markets and customer segments. The NCG Committee annually reviews the individual skills and characteristics of the directors, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, expertise and industry background in the context of the needs of the Board and Hanmi.

The Board conducts an annual evaluation to determine whether the Board and its committees are functioning effectively. The NCG Committee oversees the evaluation method and criteria for the Board’s annual evaluation of the composition, competence and performance of the Board and its committees. The NCG Committee may retain consultants or advisors to assess the performance and effectiveness of the Board, its committees and each individual director.

The results of any self-evaluations, peer evaluations or evaluations by any consultant or advisor are submitted to the Board. The Board then takes appropriate action based on the Board’s assessment and

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CORPORATE GOVERNANCE AND BOARD MATTERS

performance evaluations. The Board and director evaluation process considers the best interests of Hanmi, its Board, employees, customers and stockholders. The assessment includes director succession planning and expected future needs of the Board and the Company, so as to ensure that Board effectiveness is not diminished during periods of transition.

Board Diversity

The Corporate Governance Guidelines require the NCG Committee to consider diversity when reviewing the qualifications of candidates to the Board. The NCG Committee seeks to nominate members with diverse backgrounds, skills, professional and industry experience, and other personal qualities, attributes and perspectives that will help ensure a strong and effective governing body that, as a whole, reflects the current and anticipated needs of our Board and Company and can provide oversight responsibility to our stockholders.

The table below provides certain highlights of the composition of our board members and nominees, representing our compliance with Nasdaq Rule 5605(f). Each of the categories listed in the below table has the meaning used in the rule.

	Board Diversity Matrix As of March 28, 2024

Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	7	—	—

Part II: Demographic Background

African American or Black	—	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	3	4	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	—	3	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	—

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominee Qualifications and Experience

Our director nominees also bring diversity of thought and experience through their varied backgrounds and skillsets:

SKILLS & EXPERTISE

Relevant Senior Leadership or Executive Officer Role		●	●	●	●	●	●	●	●	●	●

Financial Expertise (Financial Reporting and Internal Controls)	●		●	●	●		●	●	●	●	●

Knowledge of Company’s Business or Industry			●	●	●	●	●	●	●	●	●

Social and Corporate Governance	●		●	●	●	●		●		●	●

Risk Oversight and Management				●	●	●		●	●		●

Information Technology, Cybersecurity and Privacy										●	●

Capital Markets (Investments, Mergers & Acquisitions)	●			●	●	●	●	●		●	●

Stockholder Recommendations

The NCG Committee will consider stockholder recommendations for director nominees. The Board of Directors may choose not to consider an unsolicited recommendation if no vacancy exists and the Board does not perceive a need to increase the size of the Board of Directors. Such notices must be submitted in writing to Hanmi Financial Corporation, 900 Wilshire Boulevard, Suite 1250, Los Angeles, California 90017, Attention: Corporate Secretary. Such notices also must comply with other requirements set forth in the Company’s Bylaws and be received by the Corporate Secretary within the deadlines provided below under “Stockholder Proposals for the 2025 Annual Meeting.”

In identifying and evaluating director candidates, the NCG Committee will solicit and receive recommendations, and review qualifications of potential director candidates. The NCG Committee may also use search firms to identify director candidates when necessary. To enable the NCG Committee to effectively evaluate director candidates, the NCG Committee may also conduct appropriate inquiries into the backgrounds and qualifications of director candidates, including reference checks. As stated above, the NCG Committee will consider director candidates recommended by stockholders utilizing the same criteria as candidates identified by the NCG Committee.

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CORPORATE GOVERNANCE AND BOARD MATTERS

COMMUNICATIONS WITH THE BOARD

Our Board has a process for stockholders to send communications to directors. Hanmi’s stockholders and interested parties may send communications to our Board by writing to our Board at Hanmi Financial Corporation, 900 Wilshire Boulevard, Suite 1250, Los Angeles, California 90017, Attention: Board of Directors. All such communications will be relayed directly to our Board. Any interested party wishing to communicate directly with Hanmi’s independent directors regarding any matter may send such communication in writing to Hanmi’s independent directors at Hanmi Financial Corporation, 900 Wilshire Boulevard, Suite 1250, Los Angeles, California 90017, Attention: Chairman of the Board. Any interested party wishing to communicate directly with the Audit Committee regarding any matter, including any accounting, internal accounting controls, or auditing matter, may submit such communication in writing to Hanmi Financial Corporation, 900 Wilshire Boulevard, Suite 1250, Los Angeles, California 90017, Attention: Chairperson of the Audit Committee.

Correspondence may be submitted on an anonymous basis and submissions of complaints or concerns will not be traced. Confidentiality is a priority, and all communications will be treated confidentially to the fullest extent possible. For submissions that are not anonymous, the sender may be contacted in order to confirm information or to obtain additional information. The Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation paid to persons who served as outside (or non-employee) directors of Hanmi for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash	Stock Awards(3)	Total

John J. Ahn	$88,125	$65,010	$153,135

Christie K. Chu	$66,917	$65,010	$131,927

Harry H. Chung	$64,375	$65,010	$129,385

Scott R. Diehl(1)	$26,250	—	$26,250

Gloria J. Lee	$56,292	$65,010	$121,302

James A. Marasco(2)	—	—	—

David L. Rosenblum	$84,667	$65,010	$149,677

Thomas J. Williams	$67,167	$65,010	$132,177

Michael M. Yang	$64,000	$65,010	$129,010

Gideon Yu	$59,083	$65,010	$124,093

(1)	Mr. Diehl retired from the Boards in May 2023, prior to the grant of restricted stock made on May 24, 2023.
(2)	Mr. Marasco joined the Boards in January 2024.
(3)

On May 24, 2023, the Company granted 4,334 shares of restricted stock to each non-employee director, which vest one year from the grant date. The grant date fair value is based on the closing price of the Company’s stock on the grant date, which was $15.00, in accordance with FASB ASC Topic 718. At December 31, 2023, each of the current independent directors, with the exception of Mr. Marasco, had 4,334 restricted shares outstanding and no stock options outstanding.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Following the annual review of a director compensation study conducted by the Company’s independent compensation consultants, the Board of Directors unanimously approved an adjustment of their compensation to better align with the market peer group.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Commencing in June 2023, the Company increased its non-employee director annual cash retainer from $38,500 to $42,500 for service on the Board. In addition, members of committees receive additional annual cash retainers as follows:

	Prior	Adjusted
Audit Committee	$5,000	$6,000
LCP Committee	$5,000	$5,000
CHR Committee	$4,000	$4,000
NCG Committee	$2,500	$2,500
RCP Committee	$2,500	$5,000
Asset Liability Management Committee	$2,500	$3,000

The Chairman of the Board receives an additional annual cash retainer, which was increased from $30,000 to $40,000. The Vice Chairman of the Board receives an additional annual cash retainer, which was increased from $15,000 to $20,000.

The chairs of each committee receive an additional annual cash retainer, which were adjusted, as follows:

	Prior	Adjusted
Audit Committee	$10,000	$12,000
LCP Committee	$9,000	$9,000
CHR Committee	$9,000	$9,000
NCG Committee	$9,000	$9,000
RCP Committee	$9,000	$10,000
Asset Liability Management Committee	$9,000	$9,000

In addition, the directors receive an annual grant of restricted stock in the second quarter of the year. For 2023, the value of the restricted stock grant was $65,000, in line with updated market compensation data.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Each director is encouraged to own shares of common stock of the Company at a level that demonstrates a meaningful commitment to the Company and the Bank, and to better align the director’s interests with the Company’s stockholders. A director’s stock ownership will be one of the factors considered in deciding whether to nominate or appoint a director to the Board of Directors of the Company.

All directors should acquire shares of the Company’s common stock valued at three times (3x) the yearly retainer. Directors are expected to meet the ownership standards set forth herein within five years from their first day as a director. Once the guidelines are met, if the stock price decreases, the director will not be required to acquire additional shares. In addition to the stock ownership guidelines described above, each director who acquires shares of Company common stock through the exercise or vesting of a stock option, stock appreciation right or restricted stock will be required to retain fifty percent (50%) of the “net” shares acquired (net of tax impact that the exercise or vesting has on the individual) for at least twelve (12) months following the date of exercise or vesting, or such earlier time if the individual ceases to be a member of the Board as a result of death, disability, illness, resignation, termination or other reason.

As of December 31, 2023, all directors in office at the time had met the stock ownership guidelines.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Stockholders are being asked to elect ten (10) director nominees for a one-year term. Subject to their earlier resignation or retirement, directors elected at the Annual Meeting will serve until the 2025 annual meeting of stockholders and until their successors are elected and qualified. Our Board believes that each director nominee satisfies our director qualification standards and accordingly nominates: John J. Ahn, Christie K. Chu, Harry H. Chung, Bonita I. Lee, Gloria J. Lee, James A. Marasco, David L. Rosenblum, Thomas J. Williams, Michael M. Yang and Gideon Yu.

BOARD OF DIRECTORS AND NOMINEES

Hanmi’s directors have a mix of experience and backgrounds, including those that started a business and grew it into a substantial entity, holding senior executive positions in large, complex organizations, or holding positions of importance within regulatory agencies. In those positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, leadership development and, importantly, a deep understanding of our customers.

In addition to each director nominee’s professional experience, our Board believes that each director nominee has other key attributes that are important to an effective Board of Directors, such as: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and its committees.

None of the director nominees was nominated pursuant to any arrangement or understanding. There are no family relationships among the director nominees or the executive officers of Hanmi.

The following sets forth information with respect to the director nominees.

John J. Ahn Director since: 2014 Age: 59 Chairman of our Board Board Committees: NCG, RCP

Experience

Mr. Ahn brings more than 30 years of experience in capital markets and financial advisory services to Hanmi. He is currently the founder and Chief Executive Officer of WhiteHawk Capital Partners, a middle market direct lending fund and SEC Registered Investment Advisor. Prior to his role at WhiteHawk, Mr. Ahn served as Chief Executive Officer of Great American Capital Partners, LLC, an SEC Registered Investment Advisor that originated and underwrote senior secured loans across a wide array of industries from 2015 to 2020. From 2004 to 2015, Mr. Ahn served as President of B. Riley & Co., a full-service investment banking firm providing corporate finance, research, sales and trading services, and asset management to corporate and institutional clients. Prior to joining B. Riley, Mr. Ahn held numerous leadership positions in the investment banking and sales and trading sectors. Mr. Ahn earned his B.A. degree in economics from Williams College.

Qualifications

Our Board believes that Mr. Ahn should serve as a director because of his extensive experience and background in investment banking, finance, strategic planning and his strong understanding of institutional investors.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Christie K. Chu Director since: 2015 Age: 59 Board Committees: Audit, CHR, NCG

Experience

Ms. Chu has served as the founder, President and CEO of CKC Accountancy Corporation, a tax management and financial consulting firm since 1996. Ms. Chu brings over 30 years of experience as a Certified Public Accountant; prior to CKC Accountancy Corporation, she was with KPMG, Ernst & Young, LLP, and Arthur Anderson & Co. She also served as a past President of the Korean American CPA Society of Southern California, where she has been a board member since 2004. Ms. Chu is a member and past Treasurer of the National Korean American Society of CPAs. She is also a current member of the California Society of Certified Public Accountants. She is a board member and Treasurer of the Pacific Southwest Chapter of the National Association of Corporate Directors. Ms. Chu earned her B.A. degree in business and economics from the University of California, Los Angeles. She also completed the Director Education and Certification Program at the UCLA Anderson School of Management.

Qualifications

Our Board believes that Ms. Chu should serve as a director because of her extensive business and accounting background and experiences at several major accounting firms. Ms. Chu understands our core business customer and how to appeal to the next generation of business leaders and the Korean business community.

Harry H. Chung Director since: 2016 Age: 54 Board Committees: Audit, CHR

Experience

Mr. Chung brings over 25 years of experience in capital markets and financial services. He has served as the Chief Operating Officer and Chief Financial Officer of WhiteHawk Capital Partners since 2020. Mr. Chung served as Chief Operating Officer and Chief Financial Officer of Great American Capital Partners, LLC from 2017 to 2020. Prior to that role, Mr. Chung served as Chief Financial Officer of Breakwater Investment Management, a private investment firm based in Los Angeles, California specializing in direct debt and equity investments in leading lower middle market growth companies. Mr. Chung also served as the Chief Financial Officer of Imperial Capital, a full-service investment bank offering comprehensive services to institutional investors and middle market companies. He also has held numerous leadership positions at Jefferies and Company, Inc., a global investment bank. Mr. Chung earned his B.S. degree in accounting from the University of Illinois at Urbana-Champaign.

Qualifications

Our Board believes that Mr. Chung should serve as a director because of his experience in capital markets and financial services, including strategic planning and corporate development. Mr. Chung’s experience as a Chief Financial Officer has provided him with financial expertise that is valuable in his role as chair of the Audit Committee.

Bonita I. Lee Director since: 2019 Age: 61 Board Committees: RCP

Experience

Ms. Lee has served as the President and Chief Executive Officer since May 2019. Prior to her promotion to Chief Executive Officer, she served as Senior Executive Vice President and Chief Operating Officer of Hanmi and Hanmi Bank since 2013. She was promoted to serve as our President in June 2018. Previously, she was the Senior Executive Vice President and Chief Operating Officer of BBCN Bank and BBCN Bancorp, Inc., where she was named Acting President and Chief Operating Officer from February 2013 to April 2013 and led an Executive Council carrying out the duties of the Chief Executive Officer during a management transition period at BBCN Bank. Prior to this, Ms. Lee served as director and Regional President of the Western Region for Shinhan Bank America from September 2008 to March 2009. Prior to joining Shinhan Bank America, she served as Executive Vice President and Chief Credit Officer at Nara Bank from April 2005 to September 2008, and as a member of the Office of the President from March 2006 to September 2008. Ms. Lee earned her B.S. degree in business administration from the University of Illinois at Chicago and completed an executive program in corporate strategy from the University of Chicago Booth School of Business.

Qualifications

Our Board believes that Ms. Lee should serve as a director because she brings to the Board her extensive experience in the Korean-American banking industry, her many successes in safely and profitably growing her organization, her business acumen and good relationship with the investors in the Korean-American community.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Gloria J. Lee Director since: 2021 Age: 46 Board Committees: CHR, NCG, RCP

Experience

Ms. Lee has served as the Client Relations Partner for Rutan & Tucker, LLP, a full-service law firm in California, since 2014. She is the Chair of the firm’s Business Development Committee and is responsible for the strategic growth of business development opportunities and the implementation of client relationship initiatives for the firm. Before becoming the firm’s Client Relations Partner, Ms. Lee was a transactional real estate attorney from 2011 through 2013 focused on representing lenders on the financing of commercial real estate properties. In April 2020, Ms. Lee co-founded Kwell Laboratories LLC, the exclusive United States distributor, manufacturer and clinical trial sponsor for a leading South Korean biotech company. Ms. Lee is a Venture Partner of Ethos Fund, a venture capital fund investing in pre-seed technology companies in the U.S. and Southeast Asia. Ms. Lee serves on numerous non-profit boards, including the Board of the Council of Korean Americans. She is a past President of the Orange County Asian American Bar Association where she was a board member from 2004-2012. In 2018, Ms. Lee was awarded the California Minority Council Emerging Diversity Leader Award for her contributions promoting diversity within the legal profession and in 2017 was selected by the California Diversity Council as one of Southern California’s Most Powerful and Influential Women. Ms. Lee received her B.A. and M.A., with distinction, from Stanford University and her J.D. from the University of California, Berkeley School of Law.

Qualifications

Our Board believes that Ms. Lee should serve as a director because of her business development and real estate experience, as well as her focus on diversity, which we believe will enable her to positively contribute to Hanmi’s continued growth and development.

James A. Marasco Director since: 2024 Age: 62 Board Committees: CHR, RCP

Experience

Mr. Marasco brings over 35 years of experience in commercial lending and financial services to the Company. He is currently an Executive Vice President and Head of Originations at Gibraltar Business Capital, a national middle market direct lender headquartered in Northbrook, Illinois. He also was an independent director for Gibraltar from 2021 to 2023. From 2021 to 2022, Mr. Marasco was Strategic Advisor for Crescent Capital Group, L.P., a Los Angeles-based asset manager, which had over $40 billion in assets under management at that time. From 1989 to 2021, Mr. Marasco held numerous leadership positions in originations and capital markets at Wells Fargo Capital Finance, a division of Wells Fargo and Company. He was a member of its senior credit committee for its asset-based lending and specialty businesses and served on the company’s administrative, management, and operating committees. Mr. Marasco earned his B.A. degree in accounting from Michigan State University.

Qualifications

Our Board believes that Mr. Marasco should serve as a director because of his experience in lending is valuable to the Company. Mr. Marasco’s broad banking experience as an executive at Wells Fargo will enable him to positively contribute to the growth of Hanmi and its product lines.

Annual Meeting Proxy Statement 2024	16

PROPOSAL NO. 1 ELECTION OF DIRECTORS

David L. Rosenblum Director since: 2014 Age: 71 Vice Chairman of our Board Board Committees: Audit, CHR, RCP

Experience

Mr. Rosenblum is retired and is a former Senior Principal at Deloitte Consulting LLP (1979 to 2013), where he was the National Managing Director of Consulting Corporate Development and a key leader of the Strategy & Operations practice. Mr. Rosenblum is a member of Sage Partners, LLC, a strategic advisory firm, and is also an operating partner of Interlock Equity LP, a private equity firm focused on mid- and lower-mid market business, including technology services and healthcare firms. Mr. Rosenblum currently is a board member of Apply Digital, an Interlock Equity portfolio company. He is also a director of the Library Foundation of Los Angeles, where he chairs the Finance Committee and is a member of the Executive Committee. He is Chair-Emeritus of the Pacific Southwest Chapter of the National Association of Corporate Directors (“NACD”) and previously served on the board of Deloitte Consulting, LLP and as a trustee of Wesleyan University. Mr. Rosenblum earned his B.A. degree in economics from Wesleyan University and his M.B.A. degree in finance from the Wharton School at the University of Pennsylvania.

Qualifications

Our Board believes that Mr. Rosenblum should serve as a director because of his strategic planning, mergers and acquisitions, and corporate development experience in assisting financial institutions. In addition, his experience with NACD demonstrates his deep knowledge regarding best practices in running our Board.

Thomas J. Williams Director since: 2016 Age: 61 Board Committees: Audit, RCP

Experience

Mr. Williams brings over 30 years of experience in bank regulation and the broader banking industry. Specifically, Mr. Williams brings extensive experience across a broad range of risk and lending activities. Prior to his retirement in May 2015, Mr. Williams served as Senior Vice President and Chief Risk Officer at BofI Federal Bank, overseeing all risk and control-related functions. Before that role, he served as Executive Director of Commercial Credit Review at Capital One and Director of Regulatory Relations at Silicon Valley Bank. Earlier in his career, Mr. Williams spent five years as Principal Examiner at the Federal Reserve Bank of San Francisco and ten years as a National Bank Examiner with the Office of the Comptroller of the Currency. Mr. Williams earned his B.S. degree in economics from the University of South Dakota.

Qualifications

Our Board believes that Mr. Williams should serve as a director because of his broad-based regulatory experience and expertise. In the present regulatory environment, we believe Mr. Williams’ strength in risk management is critical to assisting with the safe and sound operation of the Bank.

Michael M. Yang Director since: 2016 Age: 62 Board Committees: Audit, CHR, NCG

Experience

Mr. Yang brings over 35 years of experience as a successful technology entrepreneur and investor. He is currently the Founder and CEO of Michael Yang Capital Management, LLC, an investment management company that invests in public equities of disruptive technology companies. Prior to his current role, Mr. Yang was Co-Founder and CEO of three technology start-ups that were sold to larger enterprises at significant premiums, including mySimon.com Inc., which was acquired by CNET. Mr. Yang began his career at Xerox Corporation and Samsung Electronics Co., Ltd., where he held positions of increasing responsibility in engineering, marketing and management. Mr. Yang earned his B.S. degree in electrical engineering and computer science from the University of California, Berkeley, his M.S. degree in computer science from Columbia University, and his M.B.A. degree from the Haas School of Business, University of California, Berkeley. He served as the founding chairman of the Council of Korean Americans, a national non-profit organization which advocates for the Korean-American community, and he served on the Board of the Stanford Institute of Economic Policy Research at Stanford University.

Qualifications

Our Board believes that Mr. Yang should serve as a director because of his executive experience in leading companies for growth, as well as his strategic planning, mergers and acquisitions, technological knowledge and strong ties to the Korean-American community.

17	Annual Meeting Proxy Statement 2024

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Gideon Yu Director since: 2021 Age: 53 Board Committees: NCG, RCP

Experience

Mr. Yu has 30 years of experience as a finance executive, investor and advisor specializing in venture capital, technology and media companies. Mr. Yu is currently a co-owner and the former president of the San Francisco 49ers. Mr. Yu holds the distinction of being the first person of color to serve as President of any team in the history of the National Football League. Mr. Yu previously served as the Chief Financial Officer of both Facebook and YouTube. Mr. Yu was also a General Partner at Khosla Ventures, a venture capital firm focused on early-stage technology companies, where he led the firm’s investment in Square, Inc., a leading fintech company, and was its first outside board member. Mr. Yu also held finance and strategy positions with Yahoo!, The Walt Disney Company, Hilton Hotels Corporation and DLJ. Mr. Yu currently serves on the Board of Directors of the PGA of America, the Monterey Bay Aquarium and the Council of Korean Americans. Mr. Yu earned his B.S. degree in Industrial Engineering and Engineering Management from Stanford University and received an M.B.A. degree from Harvard Business School.

Qualifications

Our Board believes that Mr. Yu should serve as a director because of his executive experience in the finance and technology sectors, as well as his strategic views on digital growth opportunities. We believe Mr. Yu’s experience with managing strategy and risk in a high-growth environment will positively contribute to the development of Hanmi as a leader among regional community banks.

The director nominees receiving a majority of the votes cast, in uncontested elections, will be elected. If an incumbent director is not elected by a majority of votes cast, in an uncontested election, the incumbent director will tender his or her resignation to the Board for consideration. In contested elections, the Company will use plurality voting. Each director nominee has indicated their willingness to serve on our Board. Each proxy will be voted “FOR” the election of such director nominees unless instructions are given on the proxy to vote “AGAINST” such director nominees. In the event a director nominee is unable to serve, your proxy will be voted for an alternative director nominee as determined by our Board. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, our Board knows of no reason why any of the nominees might be unable to serve.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” EACH OF THE TEN (10) DIRECTOR NOMINEES

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EXECUTIVE OFFICERS

The following sets forth information with respect to the executive officers of the Company. None of the executive officers of the Company were hired pursuant to any arrangement or understanding. There are no family relationships among the directors or the executive officers.

Name	Age	Experience and Qualifications

Bonita I. Lee President and Chief Executive Officer (“CEO”); Director	61	For Ms. Lee’s experience and qualifications, see “Board of Directors and Nominees” beginning on page 14.
Romolo C. Santarosa Senior Executive Vice President and Chief Financial Officer (“CFO”)	67

Mr. Santarosa has served as Senior Executive Vice President and Chief Financial Officer of Hanmi and Hanmi Bank since November 2015, after joining in June 2015, and brings more than 30 years of experience in banking and financial services. Over his career, he has been responsible for leading and directing growth strategies, cost reduction and process improvement initiatives, technology implementations and capital management. Prior to his tenure with Hanmi and Hanmi Bank, he was Executive Vice President and Chief Operating Officer at Opus Bank for three years, Senior Executive Vice President and Chief Financial Officer and Chief Operating Officer at First California Financial Group, Inc. and its bank subsidiary for 11 years, and served in leadership positions with several West Coast and East Coast financial institutions. Mr. Santarosa is a Certified Public Accountant, was an Audit Senior Manager with Price Waterhouse and earned his B.S. degree in accounting with a minor in mathematics from Ithaca College.

Anthony Kim Senior Executive Vice President and Chief Banking Officer (“CBO”)	56

Mr. Kim has served as Senior Executive Vice President and Chief Banking Officer since April 2023, previously he was Executive Vice President and Chief Banking Officer since January 2020. He joined Hanmi Bank as Executive Vice President and Chief Lending Officer in September 2013, and served in that capacity until his promotion. Prior to his tenure with Hanmi Bank, he was Senior Vice President and District Manager at BBCN Bank for five years. Mr. Kim has over 25 years of banking experience, with significant expertise in commercial and retail banking. Mr. Kim earned his B.A. degree in business administration from California State University and is a graduate of Pacific Coast Banking School.

Matthew D. Fuhr Executive Vice President and Chief Credit Officer (“CCO”)	61

Mr. Fuhr has served as Executive Vice President and Chief Credit Officer of Hanmi Bank since April 2023. He previously served as Executive Vice President and Chief Credit Administration Officer of Hanmi Bank since March 2017, and Senior Vice President and Deputy Chief Credit Officer from June 2015 until his promotion. Prior to his tenure with Hanmi Bank, he was Senior Vice President and Credit Administrator at Pacific Western Bank for 13 years. Earlier in his career, Mr. Fuhr served as a Commissioned Bank Examiner with the Federal Deposit Insurance Corporation. Mr. Fuhr earned his B.A. degree in business administration with emphasis in finance from the University of Northern Colorado.

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EXECUTIVE OFFICERS

Name	Age	Experience and Qualifications

Michael Du Executive Vice President and Chief Risk Officer (“CRO”)	51

Mr. Du has served as Executive Vice President and Chief Risk Officer since April 2024, previously he was Senior Vice President and Chief Risk Officer since joining Hanmi Bank in November 2019. He previously served as the Director of Internal Audit for Pacific Western Bank from June 2017 to November 2019 and Vice President of Risk Management for Unify Federal Financial Credit Union from May 2015 to November 2019. Mr. Du served in the United States Air Force/Reserves for over 25 years, and retired with the rank of Command Chief Master Sergeant. He is a Certified Public Accountant and holds certifications in multiple risk and audit disciplines. Mr. Du earned his B.S. degree in accounting and a M.S. in business administration from California State Universities, and completed an executive management program at the University of California, Los Angeles.

Joseph Pangrazio Senior Vice President and Chief Accounting Officer	65

Mr. Pangrazio joined Hanmi Bank in October 2021. Before joining the Company, Mr. Pangrazio has held accounting and finance positions for various financial institutions for over 25 years, most recently serving as the Senior Manager, Vice President of Accounting Controls and Reporting for Bank of the West in San Francisco, California from April 2015 until July 2021. Mr. Pangrazio is a Certified Public Accountant and started his career working for Arthur Anderson for four years. Mr. Pangrazio earned his B.A. degree in business administration, accounting from California State University, Fullerton and his M.B.A. degree from California Polytechnic State University, San Luis Obispo.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, methodologies and our current practices with respect to the remuneration programs for our NEOs. The compensation programs applicable to our NEOs are established, evaluated and maintained by the CHR Committee. The CHR Committee is comprised entirely of independent directors as defined by the Nasdaq listing requirements and SEC regulations. The NEOs for the fiscal year ended December 31, 2023 are:

•	Bonita I. Lee: President and Chief Executive Officer

•	Romolo C. Santarosa: Senior EVP and Chief Financial Officer

•	Anthony Kim: Senior EVP and Chief Banking Officer

•	Matthew D. Fuhr: EVP and Chief Credit Officer

•	Michael Du: EVP and Chief Risk Officer

In 2023, Mr. Kim was promoted to Senior EVP and Chief Banking Officer due to his outstanding performance and expanded duties, which includes overseeing all production units, with the exception of SBA and CELD sales staff, and corporate marketing.

2023 Financial and Strategic Highlights

In 2023, the banking industry experienced significant pressures with historic increases in interest rates and multiple bank failures. Despite these notable challenges, our team successfully navigated these events and delivered strong financial performance by focusing on the execution of our long-term growth initiatives and our proven diversification strategy. During the past year, we further strengthened and expanded our business, executing on our relationship-driven banking strategy. We also focused on strong credit administration, which was essential given the uncertain economic environment experienced during 2023. Our diversified lending capabilities allowed us to grow our residential mortgage portfolio by 31% for the year despite the challenging interest rate environment. In addition, while we could not avoid the inflationary pressures, we exercised disciplined expense management while continuing important investments in personnel and technology. As a result of the foregoing actions, Hanmi was able to achieve the following results during 2023.

Operating Results, Profitability and Value Creation

•  Net income was down in 2023 at $80 million due to a decrease in net interest income and increases in noninterest and credit loss expenses, reflecting the challenging economic and operating environment

•  New loan production was $1.29 billion, a decrease of 39.1%, or $826.6 million, from $2.12 billion for 2022

•  Deposits were $6.28 billion, up 1.8% from 2022, and the mix of noninterest-bearing deposits remained strong at 31.9%

•  Efficiency ratio was 53.06%

•  Nonperforming assets increased slightly at year-end to $15.6 million, or 0.21% of total assets, which given the current environment, reflects our comprehensive approach to credit management

•  Dividends were $1.00 per share for 2023, reflecting both the Board’s confidence in our performance and the ongoing potential of the Hanmi franchise

•  Loans receivable, before the allowance for credit losses, were $6.2 billion at December 31, 2023, up from $5.97 billion at December 31, 2022, an increase of 3.6%. The loan portfolio continues to reflect significant progress in diversification with commercial real estate accounting for 62.8% of the loan portfolio at December 31, 2023, compared with 64.2% at December 31, 2022

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EXECUTIVE COMPENSATION

Management Say-On-Pay Results and Stockholder Engagement

The CHR Committee evaluates the Company’s executive compensation programs in light of market conditions, stockholder views, market practices, and governance considerations, and makes changes as appropriate. As required by the Dodd-Frank Act, the Company seeks a separate e non-binding advisory stockholder vote to approve the compensation of its NEOs. At our 2023 annual meeting, our stockholders approved the compensation of our NEOs, with 95.8% of the stockholder vote cast in favor of the advisory say-on-pay proposal. The CHR Committee viewed the approval by stockholders of the executive compensation program at such a strong level as evidence that a substantial majority of stockholders are aligned with our executive compensation program.

In 2023, the Company continued its efforts to engage with stockholders and invited ten stockholders, representing 55% of the outstanding shares to discuss executive compensation and other governance matters. We received responses from five of our investors, who advised us that they did not seek to engage at this time. The CHR Committee and the Board is committed to our regular engagement outreach and will continue to consider any and all opinions raised by stockholders through the engagement process in determining future compensation matters.

Pay Program and 2023 Compensation Overview

The CHR Committee establishes and oversees the compensation practices, including the determination of base salary and annual and long-term incentives. The CHR Committee understands the importance of human capital management to our long-term success. We believe that our executive compensation practices are generally aligned with our peer market norms for quantum and design and align executive officers’ interests with those of stockholders, by emphasizing both annual and long-term incentives. Compensation plans are designed to encourage the achievement of strategic objectives, to create stockholder value, to recognize individual performance, and to allow the Company to effectively compete for, retain and motivate talented executives critical to its success.

The following table provides information regarding each of our compensation elements, whether such element is fixed or variable, and select compensation highlights for each element for 2023.

Element	Type	2023 Highlights
Base Salary	Fixed

When setting base salaries, the CHR Committee considers factors such as experience, responsibilities, job performance, and market compensation information.

In 2023, the CHR Committee approved base salary increases for all NEOs, including an increase for Mr. Kim in connection with his promotion, based on the factors listed above.

Short-Term Cash Incentive Compensation (Annual Incentive Plan)	Variable

The Company maintains a performance-based annual cash incentive plan for the NEOs, which is contingent on the achievement of pre-established financial results for the Company and individual performance objectives tied to each NEO’s specific role and responsibilities. The financial performance metrics have threshold, target and maximum goals to further align pay with performance.

As in years past, the CHR Committee established target incentive award opportunities for each NEO and assessed performance relative to established goals. The annual incentive goals were achieved below target due to challenging market conditions and the historically high interest rate environment in 2023.

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EXECUTIVE COMPENSATION

Element	Type	2023 Highlights
Long-Term Equity Incentive Awards	Variable

The CHR Committee, in its discretion, determines equity grants for the NEOs after considering each executive’s performance, previous grant history, stock ownership level, comparison to our peer group, and retention needs.

•  In 2023, the long-term incentive award program for NEOs used a mix of 45% time-based restricted stock and 55% performance-based restricted stock units. The time-based restricted stock will vest in equal installments over three years beginning on the first anniversary of the date of grant. The performance-based restricted stock units will vest at the end of the three-year performance period based on the Company’s Total Shareholder Return (“TSR”) relative to companies in the KBW Regional Banking Index for the three-year performance period. No shares will be issued unless the Company’s TSR is positioned at or above the 35th percentile for the three-year performance period.

Good Governance

The Company is committed to pay for performance and sound compensation and governance practices, including the following:

•	A clawback policy applicable to all executive officers which was adopted in 2018 and updated in 2023 to align with the new Nasdaq listing rule.

•	Stock ownership guidelines established for the CEO and CFO.

•	No excise tax gross-up payments.

•	No dividends are accrued or paid on unvested shares of performance-based awards.

•	Policy prohibiting hedging or pledging transactions.

•

A focus on variable compensation, evidenced by the fact that variable, performance-based compensation comprises a majority of our CEO’s pay. The target pay mix for our CEO and other NEOs, on average, is shown in the charts below. Target pay mix includes 2023 salary, 2023 Annual Incentive Plan target, and the grant date fair value of equity awards granted in 2023.

Compensation Objective and Philosophy

The CHR Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the CHR Committee uses multiple reference points when establishing targeted

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EXECUTIVE COMPENSATION

compensation levels. The CHR Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader market. Instead, the CHR Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. All decisions are made in consideration of the key goal of aligning executive pay and performance.

The policies and underlying philosophy governing the Company’s executive compensation program, as endorsed by the CHR Committee and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.

•	Provide opportunities that integrate pay with the Company’s annual and long-term performance goals.

•	Align NEO compensation with the Company’s performance.

•	Manage the risk profile of the Company by aligning risk mitigation within the performance of individual and Company-wide goals.

•	Encourage achievement of strategic objectives and the creation of stockholder value.

•	Recognize and reward individual initiative and achievements while managing risk.

•	Maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

•	Allow the Company to compete for, retain and motivate talented executives critical to its success, consistent with its compensation philosophy.

•

Allow the Company to effectively engage institutional stockholders. Hanmi values our stockholders and works to have open two-way communication on all matters of importance. We proactively seek out our stockholders’ opinions, as appropriate.

•

Establish bonus and equity plans subject to “clawback” in the event of material inaccurate financial statements or materially inaccurate performance metric criteria resulting in the payment of excess incentive compensation.

•	Foster an ownership culture among the chief executive officer, chief financial officer and the directors through minimum stock ownership guidelines.

Compensation Determination Process

Role of CHR Committee

The CHR Committee is responsible for the creation, implementation, and administration of the overall compensation program for the CEO and other senior executive officers. The CHR Committee takes into consideration the recommendations of the CEO for executive officers, other than the CEO, as well as considering and making recommendations concerning compensation, benefit plans, and implementation of sound personnel policies and practices Company wide. The CHR Committee has the following responsibilities:

•	Review of the overall human resource development and compensation strategy for the CEO, executive officers, and directors.

•	Lead the Board in its annual review of executive management’s performance.

•	Evaluate CEO performance, set annual goals and evaluate total compensation, and recommend compensation to the Board.

•	Evaluate compensation recommendations from the CEO for other NEOs.

•	Evaluate the annual executive incentive compensation plan in light of participation, goals and budgetary considerations.

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EXECUTIVE COMPENSATION

•	Review broad-based incentive compensation plans to ensure compliance with regulations and laws.

•	Administer the Company’s long-term incentive program.

•	Oversee the application of the Company’s Clawback Policy.

•	Periodically conduct a risk assessment of the Company’s compensation plans and programs.

The CHR Committee approves compensation for all NEOs other than the CEO. The CHR Committee recommends all compensation decisions related to the CEO to the full Board of Directors. The full Board has ultimate responsibility for determining the compensation of our CEO, after considering the recommendation from the CHR Committee.

Role of Compensation Consultant

In 2023, the CHR Committee retained the services of Aon’s Human Capital Solutions practice, a division of Aon plc (otherwise known as McLagan), to provide executive compensation consulting services. Aon helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market. Aon reported directly to the CHR Committee, who has the authority, in its sole discretion, to retain any adviser to assist in the performance of its duties or to terminate any advisor to the CHR Committee. The CHR Committee determined that Aon is independent and that there is no conflict of interest resulting from retaining Aon during 2023, after taking into account the factors set forth in the SEC rules.

Role of Management

Management assists the CHR Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. The CEO and other executive officers may participate in CHR Committee meetings to provide background information and other requested items but are not present during the voting or discussions of their own compensation. The CEO provides recommendations to the CHR Committee for the other NEOs regarding compensation, performance goals, and other employment-related matters, such as hiring, promotions, terminations or severance payments. The CHR Committee considers the CEO’s recommendations but retains authority to approve or recommend to the Board of Directors compensation decisions to be approved.

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EXECUTIVE COMPENSATION

Peer Group

In May 2023, the CHR Committee worked with Aon to construct a peer group of banking companies with assets at the time of selection generally between $3.0 and $15.0 billion that have similar business models and that are likely to compete with Hanmi for executive talent. The peer group was modified from 2022 to reflect peer asset size changes and acquisitions. The following two companies, Allegiance Bancshares and Lakeland Bancorp, were removed from the 2023 peer group as they were acquired or in the process of being acquired. The CHR Committee primarily used the 2023 peer group to help set the 2023 compensation program for the CEO and CFO, but the 2023 peer group is also used as reference point for the compensation for the other NEOs. Although the decisions regarding the compensation levels are guided by the information provided from the peer group and market survey data, the CHR Committee does not commit to setting our executive pay levels at any particular percentile of the peer group. The CHR Committee also takes into account the prevailing economic environment, individual performance, experience and the current financial condition of Hanmi. The 2023 peer group was as follows:

Banc of California, Inc.	National Bank Holdings Corp.
Bank of Marin Bancorp	Peapack-Gladstone Financial Corp.
Central Pacific Financial Corp	Preferred Bank
ConnectOne Bancorp, Inc.	RBB Bancorp
CVB Financial Corp.	Sierra Bancorp
Farmers & Merchants Bancorp	Southside Bancshares, Inc.
First Foundation Inc.	Stellar Bancorp
Flushing Financial Corp.	TriCo Bancshares
Heritage Commerce Corp	Triumph Financial, Inc.
Heritage Financial Corp.	Westamerica Bancorporation

2023 Pay Components and Compensation Decisions

Base Salary

Annual base salaries are the fixed portion of our NEOs’ cash compensation and are intended to reward the day-to-day aspects of their roles and responsibilities and to reflect the value that they bring to the Company. Our NEOs’ annual salaries are established after taking into account several factors including the executive’s experience, responsibilities, management abilities, job performance and market compensation information. The CHR Committee believes that the 2023 base salaries of Hanmi’s NEOs are competitive with companies of similar size, including those in the peer group.

Pay adjustments, if any, are generally made annually, after reviewing overall Company performance, individual performance, the affordability of the increases, and the factors discussed in the paragraph above. In 2023, the CHR Committee approved base salary increases for all NEOs, ranging from 6% to 13%. The CHR Committee determined the salary increases for the NEOs based on individual officer performance, the breadth of specific duties and responsibilities assigned to each officer, and a compensation comparison to external market data. Mr. Kim received a 13% salary in connection with his promotion to Senior Executive Vice President due to outstanding performance and expanded duties, which includes overseeing all production units, with the exception of SBA and CELD sales staff, and corporate marketing.

The table below shows the NEOs’ annual base salaries in 2022 and 2023.

Name	Title	2022 Base Salary	Increase Percentage	2023 Base Salary

Bonita I. Lee	President & CEO	$715,000	9%	$780,000

Romolo C. Santarosa	Sr. EVP & CFO	$445,200	7.8%	$480,000

Anthony Kim	Sr. EVP & CBO	$318,000	13%	$360,000

Matthew D. Fuhr	EVP & CCO	$296,800	6%	$314,609

Michael Du	EVP & CRO	$253,460	6%	$268,667

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EXECUTIVE COMPENSATION

Short-Term Cash Incentives – Annual Incentive Plan (“AIP”)

In accordance with Hanmi’s compensation philosophy, a significant portion of the compensation of our NEOs is performance-based and payable only if pre-established Company and individual performance objectives are achieved. For each NEO, target AIP bonuses are stated as a percentage of annual base salary. The target AIP bonuses payable to the NEOs for 2023 performance were, as a percentage of their respective annual base salary, as follows: Ms. Lee – 75%, Mr. Santarosa – 50%, Mr. Kim – 45%, Mr. Fuhr – 45%, and Mr. Du – 30%. The 2023 target opportunity for Mr. Fuhr was increased by 5% from the 2022 level to align his compensation with the competitive market for similar experience and responsibilities.

The CHR Committee reviews performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our NEOs. Awards under the AIP are substantially based on formulaic scorecard results across weighted performance measure categories. The CHR Committee reviewed and approved scorecards for each NEO to be used for 2023 performance, which are summarized in the tables below. Payments under the AIP are contingent upon the achievement of pre-established goals relating to objective Company financial metrics for all NEOs, and upon the goals specific to each NEO’s area of responsibility. Each of the metrics has an assigned weight and the CHR Committee established threshold, target, and maximum performance levels for each of the Company financial metrics.

In 2023, the CHR Committee set the threshold payout at 50% of each NEO’s target opportunity upon attaining a threshold level of all the metrics, a target payout of 100% upon attaining 100% of the target level of all the metrics, and a maximum payout of 150% of the target opportunity upon attaining certain maximum performance levels. Payouts are interpolated on a straight-line basis for achievement for a particular performance metric between these three levels of performance. If performance falls below the threshold level for any performance metric, no payment is earned.

The measurements in the AIP for all NEOs are based on the approved 2023 budget in the strategic plan. For 2023, all NEOs were allocated certain weightings of three corporate financial measures: return on average assets (“ROAA”), non-performing assets to total assets ratio (“NPA/Assets”), and efficiency ratio.

In early 2023, the CHR Committee set target performance for the financial goals for each NEO under the AIP at levels it considered challenging with a reasonable likelihood of being achieved and that represented strong levels of performance based on our business outlook, estimated general economic conditions, and our budget for 2023 contained in the strategic plan which was approved by the Board in 2022. As shown in the table below, ROAA and Efficiency Ratio were earned just above threshold and NPA/Assets was earned at maximum.

	Performance Goals			Actual Result	Actual Result as % of Target
Metric	Threshold	Target	Maximum

ROAA	1.04%	1.30%	1.43%	1.08%	58%

NPA/Assets	0.50%	0.42%	0.34%	0.21%	150%

Efficiency Ratio	53.24%	48.40%	45.98%	53.06%	52%

Each of the NEOs also had additional objective metrics to reflect each individual’s specific area of control and responsibility, while retaining accountability for overall Company profitability, risk management and regulatory compliance. The AIP was designed to allow for objective goal measurement while also allowing for the exercise of judgment by the CHR Committee and the Board of Directors. If an NEO has met the requirements for a specific goal, the NEO is given 100% credit for the weighting of a particular category. However, if a category is met at the minimum expected level, the NEO is given 50% credit for the weighting of a particular credit, and if a category is met at the maximum expected, the NEO is given 150% credit for the weighting of a particular credit. Payouts are interpolated on a straight-line basis for achievement for a particular performance metric between these three levels of performance.

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Performance measures, weightings, target award opportunities, and results for each NEO are summarized in the tables below.

Bonita I. Lee – President & CEO

		Performance Goals

	Weight	Threshold	Target	Maximum	Actual	Achievement %

ROAA	20%	1.04%	1.30%	1.43%	1.08%	11.5%

NPA/Assets	15%	0.50%	0.42%	0.34%	0.21%	22.5%

Efficiency Ratio	20%	53.24%	48.40%	45.98%	53.06%	10.4%

Risk Management	15%	Based on bank risk management results			See footnote (1)	18.8%

Strategic Plan / Project	20%	Based on financial goals in key divisions			See footnote (2)	20%

Discretionary	10%	Discretionarily assessed based on personal performance factors			See footnote (3)	5%

Eligible Salary						$780,000

Target % of Salary						75%

% Achieved						88%

Payout % of Base Salary						66.12%

Actual Payout						$515,738

(1)	The risk management metric achievement is based on the Company’s effective risk management results for the performance period.

(2)	The strategic plan / project metric achievement is based on financial goals in key divisions.

(3)	The discretionary metric achievement is based on key financial and operational goals and progress on strategic initiatives..

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EXECUTIVE COMPENSATION

Romolo C. Santarosa – Sr. EVP & CFO

		Performance Goals

	Weight	Threshold	Target	Maximum	Actual	Achievement %

ROAA	20%	1.04%	1.30%	1.43%	1.08%	11.5%

NPA/Assets	15%	0.50%	0.42%	0.34%	0.21%	22.5%

Efficiency Ratio	15%	53.24%	48.40%	45.98%	53.06%	7.8%

Risk Management	10%	Based on bank risk management results			See footnote (1)	10%

Strategic Plan / Division Projects	30%	Based on financial and operational goals in key divisions			See footnote (2)	28.2%

Discretionary	10%	Discretionarily assessed based on personal performance factors.			See footnote (3)	5%

Eligible Salary						$480,000

Target % of Salary						50%

% Achieved						85%

Payout % of Base Salary						42.5%

Actual Payout						$204,042

(1)	The risk management metric achievement is based on the Company’s effective risk management results and internal and external audits ratings for the performance period.

(2)	The strategic plan / division projects metric achievement is based on financial and operational goals in key divisions.

(3)	The discretionary component metric achievement is based on the progress on succession planning initiatives for key roles.

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EXECUTIVE COMPENSATION

Anthony Kim – Sr. EVP & CBO

		Performance Goals

	Weight	Threshold	Target	Maximum	Actual	Achievement %

ROAA	10%	1.04%	1.30%	1.43%	1.08%	5.8%

NPA/Assets	10%	0.50%	0.42%	0.34%	0.21%	15%

Efficiency Ratio	10%	53.24%	48.40%	48.98%	53.06%	5.2%

Loan Balance(1)	5%	~$4.16B	~$5.2B	~$6.2B	~$5.37B	5.4%

Loan Production Budget(1)	5%	~$697.6M	~$872.0M	~$1.04B	~$884.8M	5.2%

Deposit Balance(1)	10%	~$4.86B	~$6.08B	~$7.3B	~$6.1B	10.1%

Income Budget(1)	10%	~$119.6M	~$149.5M	~$179.4M	~$128.7M	6.5%

Strategic Plan / Project	20%	Based on financial and operational goals in key divisions			See footnote (2)	18.6%

Risk Management	10%	Based on bank risk management results and internal audit reviews			See footnote (3)	10%

Discretionary	10%	Discretionarily assessed based on personal performance factors			See footnote (4)	5%

Eligible Salary						$360,000

Target % of Salary						45%

% Achieved						86.8%

Payout % of Base Salary						39.07%

Actual Payout						$140,663

(1)	As applied to Mr. Kim’s assigned divisions, which excludes Small Business Administration loans and commercial equipment leasing division.

(2)	The strategic plan / project metric achievement is based on certain financial and operational goals in key divisions.

(3)	The risk management metric achievement is based on the results of internal audit reviews of divisions and the Company’s effective risk management results.

(4)	The discretionary metric achievement is based on certain key operational goals, including leading the Company’s response to the banking crisis in 2023.

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EXECUTIVE COMPENSATION

Matthew D. Fuhr – EVP & CCO

		Performance Goals

	Weight	Threshold	Target	Maximum	Actual	Achievement %

ROAA	20%	1.04%	1.30%	1.43%	1.08%	11.5%

NPA/Assets	20%	0.50%	0.42%	0.34%	0.21%	30%

Efficiency Ratio	10%	53.24%	48.40%	45.98%	53.06%	5.2%

Risk Management	20%	Based on bank risk management results and, audit and key operational initiatives			See footnote (1)	20%

Strategic Plan / Project	20%	Based on support of initiatives in business units and implementation targets for a strategic project			See footnote (2)	18%

Discretionary	10%	Discretionarily assessed based on personal performance factors			See footnote (3)	5%

Eligible Salary						$314,609

Target % of Salary						45%

% Achieved						90%

Payout % of Base Salary						40.38%

Actual Payout						$127,026

(1)

The risk management metric achievement is based on internal and external audit ratings, the Company’s effective risk management, and progress on other key operational initiatives related to risk management.

(2)	The strategic plan / project metric achievement is based on support of key strategic and operational initiatives in certain business units and implementation targets for a strategic project.

(3)	The discretionary metric achievement is based on the completion of a succession plan and achieving certain asset quality metrics.

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EXECUTIVE COMPENSATION

Michael Du – EVP & CRO

		Performance Goals

	Weight	Threshold	Target	Maximum	Actual	Achievement %

ROAA	10%	1.04%	1.30%	1.43%	1.08%	5.8%

NPA/Assets	10%	0.50%	0.42%	0.34%	0.24%	15%

Efficiency Ratio	10%	53.24%	48.40%	45.98%	53.06%	5.2%

BSA	10%	Based on enhancements to BSA program			See footnote (1)	10%

Information Security	10%	Based on enhancements to information security program and compliance management system			See footnote (2)	10%

Compliance	10%	Based on enhancements to compliance management system			See footnote (3)	7%

Risk Management	10%	Based on enhancements to risk management program			See footnote (4)	8%

Risk Management Results	20%	Based on risk management results and internal audit ratings			See footnote (5)	20%

Discretionary	10%	Discretionarily assessed based on personal performance factors			See footnote (6)	0%

Eligible Salary						$268,667

Target % of Salary						30%

% Achieved						81%

Payout % of Base Salary						24.29%

Actual Payout						$65,250

(1)	The BSA metric achievement is based on the completion of operational and risk management goals related to the Bank Security Act (“BSA”) program.

(2)	The information security metric achievement is based on the progress made on IT strategy and data security goals.

(3)	The compliance metric achievement is based on the progress made on improving the Company’s compliance programs.

(4)	The risk management metric achievement is based on successfully leading enhancements to the Company’s risk management programs.

(5)	The risk management results metric achievement is based on the Company’s effective risk management results and internal audit ratings.

(6)	The discretionary metric achievement is based on the progress made on developing a qualified and stable risk and compliance organization.

Long-Term Incentives

Long-term incentive awards, such as stock options, restricted stock and performance stock units, are the third key component of our NEOs’ total compensation. The CHR Committee believes employee stock ownership is significant for our NEOs, thereby aligning the interests of executives and stockholders. The

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EXECUTIVE COMPENSATION

CHR Committee also believes equity-based compensation complements the short-term cash incentive compensation and helps balance short-term decisions with long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of Hanmi’s long-term success. This is also an important tool in retaining NEOs.

We provide long-term incentive awards to our executive officers through our stockholder approved 2013 Equity Compensation Plan (“2013 Plan”) and 2021 Equity Compensation Plan (“2021 Plan”). The CHR Committee approves all equity award grants and acts as an administrator of the 2013 Plan and the 2021 Plan. The Company does not have a policy or an exact formula regarding the allocation of compensation between cash and equity compensation; rather, the size, timing and other material terms of the long-term incentive awards for our NEOs are made at the discretion of the CHR Committee. Factors considered by the CHR Committee include each executive’s performance, previous grant history and stock ownership level, comparison to our peer group, and retention needs.

In 2023, the CHR Committee continued using a long-term incentive award program mix for NEOs of 55% performance-based restricted stock units and 45% time-based restricted stock grants. For 2023, the CHR Committee determined the aggregate dollar value of the performance-based restricted stock units and time-based restricted stock granted to each NEO as a percentage of the NEO’s base salary on the date of grant as set forth in the table below, with the target performance-based restricted stock units and time-based restricted stock amounts determined by dividing the applicable percentage of the NEO’s base salary by the fair market value of Hanmi’s common stock on the grant date. The percentage of base salary was based on the NEO’s position, responsibilities, comparison to peer and market practices for comparable positions, and historical and expected contributions to Hanmi.

2023 Time-Based Restricted Stock Grants

•

On March 10, 2023, the CHR Committee granted shares of restricted stock to our NEOs, at which time our closing price was $21.45 per share. The shares vest in equal annual installments over three years beginning on the first anniversary of the date of grant.

•

The award size for these NEOs was determined based in part on existing equity ownership levels, a review of past grant sizes, competitive market practices, contributions to Hanmi’s performance results and retention considerations.

2023 Performance-Based Restricted Stock Units

•	On March 10, 2023, the CHR Committee granted shares of performance-based restricted stock units to our NEOs.

•

The performance-based restricted stock units will vest at the end of the three-year performance period based on the Company’s TSR relative to companies in the KBW Regional Banking Index (the “KBW Index”) for the three-year performance period. No shares will be issued and the award will be forfeited if the Company’s TSR is below the 35th percentile for the three-year performance period.

•

At the 35th percentile TSR achievement (Threshold) for the three-year performance period, 50% of the units granted will be earned. At the 50th percentile TSR achievement (Target) for the three-year performance period, 100% of the units granted will be earned. At the 75th percentile TSR achievement (Maximum) for the three-year performance period, 150% of the units granted will be earned. Performance between the 35th and 50th percentiles and between the 50th and 75th percentiles for the three-year performance period will be determined by linear interpolation.

•

If the Company’s absolute TSR for the performance period is a negative number (without regard to the TSR of the KBW Index), then irrespective of the Company’s relative TSR to the KBW Index, the number of units earned and shares issued will be capped at the Target level.

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EXECUTIVE COMPENSATION

•	The following chart outlines the Company’s potential level of achievement and associated earning of units and issuance of shares for each year of the three-year period

Company TSR Percent Rank vs. KBW Index	Percent of Total Number Earned and Vested

Below 35th Percentile	0%

35th Percentile	50%

50th Percentile	100%

75th Percentile	150%

The CHR Committee granted the following performance-based restricted stock units and time-based restricted stock to each of the NEOs in 2023:

Named Executive Officer	2023 Long-Term Incentive Target Awards
	Total Target Equity Award Opportunity as a % of Salary	Time-Based Restricted Stock (#)	Performance- Based Restricted Stock Units (#)

Bonita I. Lee	100%	15,000	18,550

Romolo C. Santarosa	55%	5,137	6,353

Anthony Kim	45%	3,003	3,713

Matthew D. Fuhr	40%	2,491	3,081

Michael Du	30%	1,596	1,973

2020 Performance-Based Restricted Stock Units Granted to Ms. Lee

On August 5, 2020, the CHR Committee granted 23,937 shares of performance-based restricted stock units to Ms. Lee. The grant provided for vesting based on Company’s TSR performance relative to the KBW Index for a three-year performance (August 5, 2020, through August 5, 2023) based on the same table for the 2023 performance-based restricted stock units described above. In August 2023, the CHR Committee certified the Company’s TSR was 109.93% for the performance period, which ranked at the 98th percentile of the peer group, resulting in a payout of 150% of target and the vesting of 35,906 shares subject to Ms. Lee’s 2020 performance-based restricted stock unit award.

Additional Compensation Elements

Employment Agreements

The Company maintains employment agreements with Ms. Lee and Mr. Santarosa. These agreements set forth each individual’s base salary, bonus compensation, equity compensation granted in connection with their promotions and employee benefits, as well as providing them with the opportunity to receive certain post-employment payments and benefits, including acceleration of equity awards, in the case of certain involuntary terminations of employment without cause or resignations for good reason. The agreements also reconfirm the agreements previously entered into prohibiting them from recruiting or soliciting our employees or disclosing our confidential information or business practices. In August 2021, the Company amended Ms. Lee’s employment agreement to provide a base salary of $650,000, retroactively effective as of April 4, 2021, and an annual target cash bonus of 75% of salary for the fiscal year ending December 31, 2021.

In February 2022, the Company entered into an amended and restated employment agreement with Ms. Lee (“Lee Amended Agreement”). The Lee Amended Agreement is effective as of February 28, 2022, and replaces Ms. Lee’s then-existing employment agreement with the Company and the Bank. The Lee Amended Agreement provides for (i) a three-year term commencing on February 28, 2022, and ending on February 28, 2025, which then renews automatically for one-year periods unless either Ms. Lee or the Company provides written notice of non-renewal, (ii) annual salary of $715,000, which will be reviewed at least annually beginning in 2023, (iii) annual target cash bonus of 75% of salary, and (iv) twenty-five days of paid vacation annually.

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EXECUTIVE COMPENSATION

In July 2022, the Company entered into a first amendment to the amended and restated employment agreement with Mr. Santarosa (“Santarosa Amended Agreement”). The Santarosa Amended Agreement is effective as of June 30, 2022, and provides for an extended term to February 28, 2025, which then renews automatically for one-year periods unless either Mr. Santarosa or the Company provides notice of non-renewal. All other terms of Mr. Santarosa’s amended and restated employment agreement remain in effect.

Post-Employment Compensation

Our post-employment compensation arrangements are designed to provide reasonable compensation to Ms. Lee and Mr. Santarosa if they are terminated by us without cause or in connection with a change in control. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

Our CHR Committee and the Board of Directors do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. It does believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

The treatment of outstanding equity awards held by NEOs upon termination of employment or in connection with a change in control is described below in the “Employment Agreements” and “Potential Payments Upon Termination of Employment or Change in Control” sections.

All other executives are employed “at-will,” and Hanmi does not provide any right to additional payments or benefits in the event of a termination of employment or a change in control of Hanmi.

Executive Perquisites

Our NEOs receive the following benefits in addition to their other compensation: technology allowance, automobile allowance, gas allowance, wellness benefit and gift cards for the holidays. Mr. Santarosa receives memberships to a social club. Ms. Lee also receives memberships to a country club and social club, company-provided welfare benefits and additional term life insurance. These benefits are detailed in the “Summary Compensation Table.”

Broad-Based Benefits Programs

Our NEOs participate in the benefit programs that are available to all full-time employees. These benefits include health, dental, vision, life insurance, short-term and long-term disability insurance, healthcare reimbursement accounts, paid vacation, paid sick leave, 401(k) plan matching contributions, and a year of service award upon achieving certain years of service milestones with the Company.

Other Compensation Considerations

Pledging and Hedging Policies

None of the executive officers, directors, employees, consultants and contractors of the Company who receive or have access to material nonpublic information may directly or indirectly engage in short sales, hedging, share lending, or the purchase or sale of any type of derivatives including but not limited to options, warrants, puts, calls, cash settled or other swaps or synthetic securities or any other similar instruments involving Company securities. Directors and Senior Vice Presidents and above are also prohibited from holding Company securities in a margin account or pledging Company securities as security for a loan.

Clawback Policy

The Board adopted the Hanmi Financial Corporation Clawback Policy in 2023 to comply with final rules adopted by the SEC and Nasdaq to implement the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recoupment of incentive based compensation. The policy applies in the event that the Company is required to prepare an accounting restatement due to the

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EXECUTIVE COMPENSATION

Company’s material noncompliance with any financial reporting requirement under the Federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The incentive-based compensation subject to clawback is the incentive-based compensation received by an executive officer during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement. The amount of incentive-based compensation subject to the clawback policy is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts in the Company’s financial statements and computed without regard to any taxes paid.

Furthermore, under the policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded incentive-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss. In addition, the Company has a clawback policy consistent with the requirements of Section 304 of the Sarbanes-Oxley Act that mandates the recovery of incentive awards that would not have otherwise been paid in the event we are required to restate our financial statements due to non-compliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse the Company for: (i) any bonus or other incentive, or equity-based compensation received during the twelve (12) months following the first public issuance or filing with the SEC (whichever first occurs) of the non-complying document; and (ii) any profits realized from the sale of our securities during those twelve (12) months.

Stock Ownership Guidelines

The CHR Committee adopted the following stock ownership guidelines for the CEO and CFO. The CEO is required to hold shares of the Company’s common stock valued at five times (5x) her base salary and the CFO is required to hold shares of the Company’s common stock valued at one and one-half times (1.5x) his base salary. This goal must be obtained within five years from the first day in their respective role. Once the guidelines are met, if the stock price decreases, the executive will not be required to acquire additional shares. Until the stock ownership guidelines are met, the executive will be required to retain at least fifty percent (50%) of the shares granted to him or her by the Company (50% of the shares granted may be used to satisfy tax withholding requirements). Mr. Santarosa is in compliance with the stock ownership guidelines, while Ms. Lee was promoted to the position of CEO during 2019 and has five years from the time of her promotion to acquire an amount of Company common stock equal to five times (5x) her base salary.

Compensation Policy Risk Assessment

The CHR Committee reviews the compensation of our NEOs, as well as the overall compensation practices for the organization. Performance incentive programs and annual salary adjustments are reviewed and approved by the CHR Committee for all NEOs, with the exception of the CEO, whose compensation is reviewed by the CHR Committee and recommended to our full Board for ratification. An important aspect of the review is an assessment of whether the programs encourage our NEOs or any other employee of Hanmi to take unacceptable risk, in the short or long term.

Upon due consideration of these items, the CHR Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

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EXECUTIVE COMPENSATION

TAX DEDUCTIBILITY OF EXECUTIVE OFFICER COMPENSATION

Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended by the Tax Cuts and Jobs Act enacted on December 22, 2017 (the “Tax Act”), publicly traded companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each “covered employee,” defined as the public company’s principal executive officer, principal financial officer and three additional highest compensated officers during any taxable year of the company beginning after December 31, 2017.

Prior to January 1, 2018, the CHR Committee considered the impact of Section 162(m) in determining the appropriate pay mix and compensation levels for our NEOs. Now that the qualified performance-based compensation exception is generally no longer available, the CHR Committee may determine to award compensation that exceeds the deductibility limit under 162(m) or otherwise pay non-deductible compensation when it believes that other considerations outweigh the tax deductibility of compensation.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The CHR Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CHR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Human Resources Committee of the Board

Christie K. Chu (Chairperson)

Harry H. Chung

Gloria J. Lee

James A. Marasco

David L. Rosenblum

Michael M. Yang

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by each of the NEOs for the years ended December 31, 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Bonita I. Lee President & CEO	2023	762,500	715,010	515,738	80,517	2,073,765
	2022	703,750	650,041	777,563	81,755	2,213,109

	2021	616,346	524,983	660,075	68,382	1,869,786

Romolo C. Santarosa Sr. EVP & CFO	2023	470,631	244,872	204,042	58,418	977,963
	2022	438,416	210,013	306,075	54,741	1,009,245

	2021	414,615	199,978	272,160	52,696	939,449

Anthony Kim Sr. EVP & CBO	2023	348,693	143,130	140,663	38,025	670,511
	2022	313,154	105,019	184,718	36,106	638,997

	2021	291,158	89,980	154,324	34,114	569,575

Matthew D. Fuhr EVP & CCO	2023	309,814	118,749	127,026	35,665	591,254
	2022	292,277	84,010	157,304	34,343	567,935

	2021	276,368	69,980	134,260	33,271	513,879

Michael Du EVP & CRO	2023	264,573	76,062	65,250	29,557	435,441
	2022	249,597	59,577	87,444	25,236	422,075
	2021	238,006	57,757	73,826	24,178	395,767

(1)	The amounts shown in this column represent salaries earned during the fiscal year shown.

(2)

Amounts in this column represent the aggregate grant date fair value of stock awards for the year indicated in accordance with FASB ASC Topic 718. The grant date fair value of time-based restricted stock awards is calculated using the closing market price of our common stock on the grant date. The per share grant date fair value for performance-based restricted stock units are estimated based on the use of a Monte Carlo valuation methodology and the probable outcome of the achievement of the performance conditions as determined in accordance with FASB Topic 718, which resulted in a per share grant date fair value of $21.20. The maximum grant date fair value of the performance-based restricted stock units based on the original grant date fair value is $589,890 for Ms. Lee, $202,025 for Mr. Santarosa, $118,073 for Mr. Kim, $97,976 for Mr. Fuhr, and $62.741 for Mr. Du. For additional information on the valuation assumptions for these grants, see Note 15 (Share-based Compensation) to our Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2023.

(3)

Amounts in this column represent the performance-based cash bonuses earned under the AIP during the year indicated. For a more complete description of the bonuses earned by the NEOs for 2023, see “Compensation Discussion and Analysis – Short-Term Cash Incentives – Annual Incentive Plan.”

(4)	All Other Compensation for 2023 consisted of the following:

Name	401(k) Employer Contributions ($)	Perquisites & Other Benefits ($) (a)

Bonita I. Lee	19,800	60,717

Romolo C. Santarosa	19,800	38,618

Anthony Kim	19,800	18,225

Matthew D. Fuhr	19,800	15,865

Michael Du	19,800	9,757

(a)  Perquisites consist of auto allowance for the NEOs, which totaled $36,000 for Ms. Lee and $26,220 for Mr. Santarosa, holiday gift cards, social and country club dues for Ms. Lee, social club dues for Mr. Santarosa, gas allowance, year of service awards, Company provided life insurance benefit premium in the amount of $5,628 for Ms. Lee, and a technology allowance. Unless specified, none of the perquisites individually exceeded the greater of $25,000 or 10% of the total amount of perquisites for each NEO.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning plan-based awards granted or awarded during 2023 to each of the NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value Of Stock and Option Awards ($) (4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Bonita I. Lee	Annual Incentive Plan		292,500	585,000	877,500

	Time-Based Restricted Stock	3/10/2023							15,000	321,750

	Performance-Based Restricted Stock Units	3/10/2023				9,275	18,550	27,825		393,260

Romolo C. Santarosa	Annual Incentive Plan		120,000	240,000	360,000

	Time-Based Restricted Stock	3/10/2023							5,137	110,189

	Performance-Based Restricted Stock Units	3/10/2023				3,177	6,353	9,530		134,684

Anthony Kim	Annual Incentive Plan		81,000	162,000	243,000

	Time-Based Restricted Stock	3/10/2023							3,003	64,414

	Performance-Based Restricted Stock Units	3/10/2023				1,857	3,713	5,570		78,716

Matthew D. Fuhr	Annual Incentive Plan		70,787	141,574	212,361

	Time-Based Restricted Stock	3/10/2023							2,491	53,432

	Performance-Based Restricted Stock Units	3/10/2023				1,541	3,081	4,622		65,317

Michael Du	Annual Incentive Plan		40,300	80,600	120,900

	Time-Based Restricted Stock	3/10/2023							1,596	34,234

	Performance-Based Restricted Stock Units	3/10/2023				987	1,973	2,960		41,828

(1)

The Annual Incentive Plan provides a cash payout based on performance. The amounts disclosed in these columns reflect the threshold, target, and maximum annual cash incentive opportunities for NEOs in 2023. The amount of the annual cash incentive opportunity depends on the base salary of the NEO for the year. Threshold performance results in a payout at 50% of target and maximum payout is 150% of target. Linear interpolation is used to determine the applicable payout amount between the threshold and target and between the target and maximum. See the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” for actual 2023 bonuses paid.

(2)

Amounts in these columns represent the award of performance-based restricted stock units granted to all NEOs. The indicated threshold, target and maximum amounts correspond to the number of shares that would be earned if specified threshold, target and maximum targets were achieved (with linear interpolation for performance between the threshold and target and target and maximum levels). For more information on the 2023 performance-based restricted stock unit awards, see “Compensation Discussion and Analysis – Long Term Incentives” section above.

(3)	Amounts disclosed in this column reflect the number of restricted stock awards granted to our NEOs in 2023.

(4)

Amounts in this column represent the grant date fair values of stock awards granted to our NEOs in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock awards is calculated using the closing market price of our common stock on the grant date. The per share grant date fair value for the performance-based restricted stock units with market-based conditions (TSR) is estimated based on the use of a Monte Carlo valuation methodology and the probable outcome of the achievement of the performance conditions as determined in accordance with FASB ASC Topic 718 which resulted in a per share grant date fair value of $21.45. For additional information on the valuation assumptions, see Note 15 (Share-Based Compensation) to our Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2023.

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EMPLOYMENT AGREEMENTS

Ms. Lee February 2022 Amended and Restated Employment Agreement

In February 2022, the Company entered into an amended and restated employment agreement with Ms. Lee (the “Lee Employment Agreement”) to clarify the terms of her annual bonus and change in control cash severance payment. The Lee Employment Agreement supersedes and replaces the employment agreement between the Company and Ms. Lee, dated as of February 26, 2020 as amended in August 2021. The terms of her employment agreement are described below.

•

TERM: The Lee Employment Agreement provides for a term that commences on February 28, 2022, and ends on February 28, 2025 (unless earlier terminated by either party), subject to automatic renewal for successive one-year periods unless either party provides notice of non-renewal prior to the expiration of the then-current term.

•

COMPENSATION: The annual base salary for Ms. Lee is $715,000, which may be increased, but not decreased, in the sole discretion of the Board. Under the terms of her employment agreement, Ms. Lee is eligible to receive an annual cash bonus pursuant to the annual cash bonus plan. Under the Lee Employment Agreement, Ms. Lee is entitled to participate in employee benefit plans for which she may be eligible and will receive certain perquisites, including a monthly automobile allowance of $3,000, payment of membership club dues not to exceed $20,000 annually, Company-provided welfare benefits, including but not limited to medical, dental, vision and life insurance coverage, and 25 days of paid vacation annually. In addition, the Lee Employment Agreement provides Ms. Lee with term life insurance coverage of up to $1,000,000, or such lesser amount as can be purchased for an annual premium of $25,000, during the term of the Lee Employment Agreement.

•

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON: The termination provisions remain unchanged in the Lee Employment Agreement, which provides that if Ms. Lee’s employment is terminated either by the Company without “cause” or by her for “good reason,” in either case, other than within eighteen (18) months following a “change in control,” and subject to Ms. Lee’s execution of a general release of claims, Ms. Lee will be entitled to receive the following severance payments and benefits: (i) continued payment of her then-current annual base salary for twelve (12) months following the date of termination, (ii) a lump-sum payment equal to the pro-rated portion of her prior year’s annual bonus based on the number of days worked during the year of termination, (iii) accelerated vesting of that portion of any unvested time-based equity awards held by Ms. Lee that would have vested if Ms. Lee’s employment had continued for one year following the date of termination, and (iv) continued health insurance benefits at the Company’s expense under COBRA for up to eighteen (18) months.

•

TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL: The change in control termination provisions remain unchanged in the Lee Employment Agreement, which provides that if, within eighteen (18) months following a change in control, Ms. Lee’s employment with the Company is terminated either by the Company without cause or by her for good reason, and subject to Ms. Lee’s execution of a general release of claims, Ms. Lee will be entitled to receive the following severance payments and benefits: (i) a lump sum payment equal to two and one-half times the sum of her then-current annual base salary and the greater of her then-average annual bonus earned over the prior three consecutive calendar years or her then-target annual bonus (which is at “target” under the AIP), and (ii) continued health insurance benefits at the Company’s expense under COBRA for up to eighteen (18) months.

•

TERMINATION DUE TO DEATH OR DISABILITY: The termination provisions related to death or disability remain unchanged in the Lee Employment Agreement, which provides that if Ms. Lee’s employment terminates due to her death or disability, then she or her estate, as applicable, will be entitled to receive a lump-sum payment equal to the pro-rated portion of her prior year’s annual bonus based on the number of days worked during the year of termination.

•

CHANGE IN CONTROL: In the event of a change in control of the Company, Ms. Lee’s time-based equity awards will fully vest and performance-based equity awards will be treated in accordance with the terms of the applicable award agreements.

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EXECUTIVE COMPENSATION

Mr. Santarosa First Amendment to the Amended and Restated Employment Agreement

In February 2020, the Company entered into an amended employment agreement with Senior Executive Vice President and CFO, Romolo C. Santarosa to clarify the change in control cash severance payment. The amended agreement, which superseded and replaced his employment agreement entered into in July 2019. In July 2022, the Company entered into a first amendment to the amended and restated employment agreement with Mr. Santarosa (“Santarosa Amended Agreement”) that extended the term of the employment agreement. The terms of Santarosa’s Amended Agreement are described below.

•

TERM: The agreement provides for a term commencing on June 30, 2022 and ending on February 28, 2025 (unless earlier terminated by either party), subject to automatic renewal for successive one-year periods unless either party provides notice of non-renewal prior to the expiration of the then-current term.

•

COMPENSATION: The annual base salary of Mr. Santarosa is $400,000, and may be increased, but not decreased (except in limited circumstances set forth in the employment agreement) by the Board, based on the recommendation of the CHR Committee. Mr. Santarosa is also entitled to participate in employee benefit plans for which he may be eligible and fringe benefits to which the Company’s senior executives are entitled. In addition, Mr. Santarosa received, on the effective date of the employment agreement, a time-based restricted stock grant equal to approximately $400,000 that will vest in approximately three equal annual installments beginning on the first anniversary of the date of grant, provided Mr. Santarosa remains employed by the Company in such position on each anniversary date.

•

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON: The employment agreement provides that if Mr. Santarosa’s employment is terminated either by the Company without “cause” or by him for “good reason,” in either case, other than within eighteen (18) months following a “change in control,” and subject to Mr. Santarosa’s execution of a general release of claims, Mr. Santarosa will be entitled to receive the following severance payments and benefits: (i) continued payment of his then-current annual base salary for twelve (12) months following the date of termination, (ii) a lump-sum payment equal to the pro-rated portion of his prior year’s annual bonus based on the number of days worked during the year of termination, (iii) accelerated vesting of unvested time-based equity awards held by Mr. Santarosa that would have vested if Mr. Santarosa’s employment had continued for one year following the date of termination, and (iv) continued health insurance benefits at the Company’s expense under COBRA for up to eighteen (18) months.

•

TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL: If, within eighteen (18) months following a change in control, Mr. Santarosa’s employment with the Company is terminated either by the Company without cause or by Mr. Santarosa for good reason, and subject to Mr. Santarosa execution of a general release of claims, he will be entitled to receive the following severance payments and benefits: (i) a lump sum payment equal to two times the sum of his then-current annual base salary and the greater of his then-average annual bonus earned over the prior two consecutive calendar years or his then-target annual bonus, and (ii) continued health insurance benefits at the Company’s expense under COBRA for up to eighteen (18) months.

•

TERMINATION DUE TO DEATH OR DISABILITY: If Mr. Santarosa’s employment terminates due to his death or disability, then he or his estate, as applicable, will be entitled to receive a lump-sum payment equal to the pro- rated portion of his prior year’s annual bonus based on the number of days worked during the year of termination.

•

CHANGE IN CONTROL: In the event of a change in control of the Company, Mr. Santarosa’s time-based equity awards will fully vest and performance-based equity awards will be treated in accordance with the terms of the applicable award agreements.

•

In the event of Mr. Santarosa’s termination for any of the reasons set forth above, Mr. Santarosa’s performance-based equity awards will be treated in accordance with the terms of the applicable award agreements.

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•

RESTRICTIVE COVENANTS: Mr. Santarosa also remains subject to the confidentiality, non-solicitation and other covenants included in his restrictive covenant agreement with the Company and the non-disparagement covenant set forth in his employment agreement. In addition, if any payments or benefits provided to Mr. Santarosa in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for the executive.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information relating to outstanding equity awards held by NEOs as of December 31, 2023.

	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable (#)	Unexercisable (#)									Vested ($) (1)
Bonita I. Lee
						4,250	(2)	82,450
						7,726	(3)	149,884
						15,000	(4)	291,000
									23,538	(5)	456,637
									7,122	(6)	138,167
									9,275	(7)	179,935
Romolo C. Santarosa	25,000			23.31	6/8/2025
						1,619	(2)	31,409
						2,496	(3)	48,422
						5,137	(4)	99,658
									8,967	(5)	173,960
									2,301	(6)	44,639
									3,177	(7)	61,624
Anthony Kim	15,000			22.25	4/23/2024
						730	(2)	14,162
						1,249	(3)	24,231
						3,003	(4)	58,258
									4,035	(5)	78,279
									1,151	(6)	22,320
									1,857	(7)	36,016
Matthew D. Fuhr	3,000			24.83	6/22/2025
						568	(2)	11,019
						999	(3)	19,381
						2,491	(4)	48,325
									3,138	(5)	60,877
									921	(6)	17,858
									1,541	(7)	29,886
Michael Du						485	(2)	9,409
						711	(3)	13,793
						1,596	(4)	30,962
									2,679	(5)	51,973
									655	(6)	12,707
									987	(7)	19,138

(1)	Amount calculated using the closing stock price of $19.40 as of December 31, 2023.

Annual Meeting Proxy Statement 2024	42

EXECUTIVE COMPENSATION

(2)	On March 24, 2021, all of the named executive officers were granted shares of restricted stock that vest ratably over three years.

(3)	On March 23, 2022, all of the named executive officers were granted shares of restricted stock that vest ratably over three years.

(4)	On March 10, 2023, all of the named executive officers were granted shares of restricted stock that vest ratably over three years.

(5)

On March 24, 2021, our NEOs were awarded performance-based restricted stock units that may vest subject to the Company’s TSR performance relative to companies in the KBW Index at the end of the three-year performance period. Amounts shown are the number of shares that would be earned if the maximum level of performance is met for the three-year performance period.

(6)

On March 23, 2022, our NEOs were awarded performance-based restricted stock units that may vest subject to the Company’s TSR performance relative to companies in the KBW Index at the end of the three-year performance period. Amounts shown are the number of shares that would be earned if the threshold level of performance is met for the three-year performance period.

(7)

On March 10, 2023, our NEOs were awarded performance-based restricted stock units that may vest subject to the Company’s TSR performance relative to companies in the KBW Index at the end of the three-year performance period. Amounts shown are the number of shares that would be earned if the threshold level of performance is met for the three-year performance period.

OPTION EXERCISES AND STOCK VESTED

The following table shows information as of December 31, 2023, for the NEOs concerning the exercise of stock options and vesting of restricted stock awards and performance-based restricted stock units during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($) (4)

Bonita I. Lee	50,000	306,354	50,359	956,196

Romolo C. Santarosa			2,800	52,109

Anthony Kim			2,000	34,900

Matthew D. Fuhr			2,060	34,860

Michael Du			819	15,244

(1)	The amounts shown in this column represent the total number of shares subject to options exercised during 2023.

(2)

The amounts shown in this column reflect the difference between the price of a share of our common stock underlying the option when exercised and the applicable exercise price, multiplied by the number of shares underlying each award. The value realized on exercise is pre-tax.

(3)	The amounts shown in this column represent the aggregate number of shares of restricted stock and shares subject to performance-based restricted stock units that vested during 2023.

(4)

The amounts shown in this column reflect the value realized upon vesting of the restricted stock and shares subject to performance-based restricted stock units as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award. The value realized on vesting is pre-tax.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Our NEOs may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control.

Employment and Severance Agreements. Ms. Lee’s and Mr. Santarosa’s employment agreements provide for certain severance pay and benefits upon a qualifying termination of employment, including in connection with a change in control, in addition to accelerated vesting of certain equity awards upon a change in control. For additional information, see “Employment Agreements” section above.

Performance Based Restricted Stock Unit.

For performance-based restricted stock units granted under the 2013 Plan:

•

In the event that a “Change in Control” (as defined in the 2013 Plan) occurs during the NEO’s service, the shares of performance-based restricted stock units granted under the 2013 Plan will vest on the

43	Annual Meeting Proxy Statement 2024

EXECUTIVE COMPENSATION

date of the “Change in Control” based on actual achievement of the performance goals measured through the date of the change in control, and any units that do not become vested based on the actual performance through the date of the change in control will be forfeited.

•

If the NEO’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” (as those terms are defined in the 2013 Plan), the performance-based restricted stock units granted under the 2013 Plan will vest on the date of termination based on actual achievement of the performance goals measured through the date of termination, and any units that do not become vested based on the actual performance through the date of the change in control will be forfeited.

For performance-based restricted stock units granted under the 2021 Plan:

•

All shares of performance-based restricted stock units granted under the 2021 Plan will only vest upon the occurrence of a “Change in Control” (as defined in the 2021 Plan) that is coincident with or followed by the termination of the NEO’s employment without “Cause” or by the NEO for “Good Reason” (as those terms are defined in the 2021 Plan or award agreements) and these performance-based restricted stock units will vest upon actual achievement of the performance goals measured through the date of the qualifying termination. Any units that do not become vested based on the actual performance through the date of the change in control will be forfeited.

•

If the NEO’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” (as those terms are defined in the in the 2021 Plan), the performance-based restricted stock units granted under the 2021 Plan will vest on the date of termination based on actual achievement of the performance goals measured through the date of termination, pro-rated for the number of days worked during the performance period. Any units that do not become vested based on the actual performance through the date of the change in control will be forfeited.

Restricted Stock. All time-based equity awards granted pursuant to the Company’s 2013 Plan will automatically vest upon the occurrence of a “Change in Control” (as defined in the 2013 Plan). All time-based equity awards granted pursuant to the Company’s 2021 Plan, except as provided in the Lee Amended Agreement and the Santarosa Amended Agreement, will only vest upon the occurrence of a “Change in Control” (as defined in 2021 Plan) that is coincident with or followed by the termination of NEO’s employment without “Cause” or by the NEO for “Good Reason” (as those terms are defined in the 2021 Plan or award agreements). As noted above, the time-based restricted stock awards held by Ms. Lee and Mr. Santarosa will automatically vest upon the occurrence of a “Change in Control” (as defined in their employment agreements) pursuant to their respective employment agreements.

Voluntary Termination and Termination for Cause. Upon voluntary termination or termination by the Company for cause NEOs would forfeit all unvested equity and are not eligible to receive any termination- related compensation, except payments for services performed or benefits already accrued.

Annual Meeting Proxy Statement 2024	44

EXECUTIVE COMPENSATION

The tables below set forth for each of the NEOs the amount of the severance payments and benefits and the accelerated vesting of equity awards that the NEOs would have been entitled to upon various change in control and termination of employment events as described above, assuming that a change in control and/or termination of employment occurred on December 31, 2023.

Name	Cash Severance ($)	Accelerated Vesting of Stock Awards ($) (1)(2)		Health and Welfare Benefits ($)	Total ($)

Bonita I. Lee(3)

Termination Without Cause or for Good Reason	1,661,888	708,915		40,310	2,411,112

Qualifying Termination in Connection with a Change in Control	3,609,798	979,972	(6)	40,310	4,630,079

Death or Disability(5)	881,888				881,888

Change in Control		979,972			979,972

Romolo C. Santarosa(4)

Termination Without Cause or for Good Reason	815,203	262,094		30,040	1,107,337

Qualifying Termination in Connection with a Change in Control	1,492,432	353,449	(6)	30,040	1,875,921

Death or Disability(5)	335,203				335,203

Change in Control		353,449			353,449

Anthony Kim

Termination Without Cause or for Good Reason		78,279			78,279

Qualifying Termination in Connection with a Change in Control		174,930	(6)		174,930

Death or Disability

Change in Control		92,441			92,441

Matthew D. Fuhr

Termination Without Cause or for Good Reason		60,877			60,877

Qualifying Termination in Connection with a Change in Control		139,602	(6)		139,602

Death or Disability

Change in Control		71,896			71,896

Michael Du

Termination Without Cause or for Good Reason		51,973			51,973

Qualifying Termination in Connection with a Change in Control		106,137	(6)		106,137

Death or Disability

Change in Control		61,382			61,382

(1)

The amount shown is equal to the number of shares of time-based restricted stock and performance-based restricted stock units that would accelerate vesting upon a change in control or termination of employment (as applicable), multiplied by $19.40, the closing price of our common stock on December 31, 2023.

(2)

As described above the performance-based restricted stock unit awards held by the NEOs are eligible to vest as a result of a termination without cause or resignation for good reason or upon a change in control (only awards under the 2013 Plan) based on actual achievement of the performance goal measured through the employment termination date or change in control. The 2021 performance-based restricted stock unit awards held by the NEOs would be earned at maximum based on actual achievement of the performance measures through December 31, 2023. Upon the occurrence of a change in control that is coincident with or followed by NEO’s termination without cause or resignation for good reason, the performance-based restricted stock unit awards granted under the 2021 Plan will vest based on actual achievement of the performance goal measured through the employment termination date. The 2022 and 2023 performance-based restricted stock unit awards held by the NEOs would not be earned based on actual achievement of the performance measures through December 31, 2023. All outstanding and unvested time-based equity awards granted under the 2013 Plan will automatically vest on a change in control. All outstanding and unvested time-based equity awards granted pursuant to the 2021 Plan will only vest upon the occurrence of a change in control that is coincident with or followed by the termination of NEO’s employment without cause or resignation for good reason (except as provided under the Lee Amended Agreement and the Santarosa Amended Agreement, discussed further below).

45	Annual Meeting Proxy Statement 2024

EXECUTIVE COMPENSATION

(3)	The Lee Amended Agreement provides for payment of certain benefits in the event of various termination scenarios.

—

Termination Without Cause or For Good Reason: Ms. Lee is entitled to payment of her then current base salary for one year (which is $780,000), accrued but unused vacation, the pro-rated portion of her prior year’s bonus (which was $777,563) based on the number of days worked during the year of termination, vesting of her time-based equity awards as if her employment had continued for one year following the termination date (December 31, 2023, for reporting purposes in this table), vesting of the performance-based restricted stock unit awards based on performance as of December 31, 2023 (pro-rated vesting for the 2022, and 2023 performance-based restricted stock unit awards), and reimbursement for COBRA payments for a period of 18 months. The 2021 performance-based restricted stock unit awards held by Ms. Lee would be earned at maximum based on actual achievement of the performance measures through December 31, 2023. The 2022 and 2023 performance-based restricted stock unit awards held by Ms. Lee would not be earned based on actual achievement of the performance measures through December 31, 2023.

—

Termination in Connection with a Change in Control: If Ms. Lee’s employment is terminated by us without cause or by her for good reason, in either case, within 18 months of a change in control, she is entitled to receive a lump-sum payment in an amount equal to two and one half times the sum of (a) her then current base salary and (b) the greater of (i) the average annual bonus earned over the past three calendar years or (ii) her then current year’s target annual bonus, accrued but unused vacation, accelerated vesting of all time-based shares upon a change in control, vesting of the performance-based restricted stock unit awards based on performance as of December 31, 2023 as described in footnote #2 above, and reimbursement for COBRA payments for a period of 18 months. If any payments or benefits provided to Ms. Lee in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for her.

(4)	The Santarosa Amended Agreement provides for payment of certain benefits in the event of various termination scenarios.

—

Termination Without Cause or For Good Reason: Mr. Santarosa is entitled to payment of his then current base salary for one year (which is $480,000), the pro-rated portion of his prior year’s bonus based on the number of days worked during the year of termination (which was $306,075), accrued but unused vacation, vesting of his time based equity awards as if his employment had continued for one year following the actual termination date (December 31, 2023, for reporting purposes in this table), vesting of the performance-based restricted stock unit awards based on performance as of December 31, 2023 (pro-rated vesting for the 2022 and 2023 performance-based restricted stock unit awards), and reimbursement for COBRA payments for a period of 18 months. The 2021 performance-based restricted stock unit awards held by Mr. Santarosa would be earned at maximum based on actual achievement of the performance measures through December 31, 2023. The 2022 and 2023 performance-based restricted stock unit awards held by Ms. Santarosa would not be earned based on actual achievement of the performance measures through December 31, 2023.

—

Termination in Connection with a Change in Control: If Mr. Santarosa’s employment is terminated by us without cause or by him for good reason, in either case, within 18 months of a change in control, he is entitled to receive a lump-sum payment in an amount equal to two times the sum of (a) his then current base salary and (b) greater of (i) the average annual bonus earned over the past two calendar years or (ii) his then current year’s target annual bonus, accrued but unused vacation, accelerated vesting of all time-based shares upon a change in control, vesting of the performance-based restricted stock unit awards based on performance as of December 31, 2023 as described in footnote #2 above, and reimbursement for COBRA payments for a period of 18 months. If any payments or benefits provided to Mr. Santarosa in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

(5)

Employment agreements for Ms. Lee and Mr. Santarosa provide that, upon death or disability, the Company will pay an amount equal to any accrued but unused vacation and a pro-rated portion of the prior year’s bonus based on the number days worked during the year of termination. Ms. Lee and Mr. Santarosa would each receive the full amount of the 2022 bonus payout ($777,563 and $306,075, respectively), as this table assumes the termination would have occurred on the last day of the fiscal year.

(6)

To provide a complete view of the amount an NEO would receive for a qualifying termination of employment in connection with a change in control, this amount also includes the value of the equity acceleration that would occur on a change in control.

Annual Meeting Proxy Statement 2024	46

EXECUTIVE COMPENSATION

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information.

For 2023:

•	The median of the annual total compensation of all employees of our company (other than our CEO), was $75,055 and

•	The annual total compensation of Ms. Lee, our CEO was $2,073,765.

Based on this information, the ratio for 2023 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 28 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	The median employee was identified for 2023 based on the employee population on December 31, 2023, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date.

•

To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2023.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $75,055.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table, which is also in accordance with the requirements of Item 402(c)(2)(x).

47	Annual Meeting Proxy Statement 2024

EXECUTIVE COMPENTATION

PAY VERSUS PERFORMANCE (“PVP”)
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed calendar years. In determining the Compensation Actually Paid to our principal executive officer (“PEO”) and
Non-PEO
NEOs reported in the table below, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021, 2022, and 2023 calendar years. Note that for our NEOs other than our PEO, compensation is reported as an average.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)	Net Income MM ($) (4)	Return on Average Assets (5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	2,073,765	1,383,605	668,792	560,197	114	108	80.0	1.08%

2022	2,213,109	2,543,027	659,563	694,852	138	108	101.4	1.44%

2021	1,869,786	2,927,802	604,668	750,438	127	120	98.7	1.64%

2020	1,463,615	1,193,723	452,948	344,616	59	89	42.2	0.72%

(1)	The PEO was Bonita I. Lee for each year shown in the table above.

(2)	Non-PEO NEOs for 2021, 2022 and 2023 were Romolo C. Santarosa, Anthony Kim, Matthew D. Fuhr, and Michael Du. Non-PEO NEOs for 2020 were Romolo C. Santarosa, Anthony Kim, Matthew D. Fuhr, and Min Park.

(3)
The Peer Group used for this calculation was the S&P U.S. Small Cap Banks Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year for the Company and in the S&P U.S. Small Cap Banks Index, respectively. Historical stock performance is not necessarily indicative of future stock performance. We chose to use the S&P 500 U.S. Small Cap Banks Index as the Peer Group in this year’s Pay Versus Performance Disclosure based on new guidance from the SEC. Although the peer group in last year’s Pay Versus Performance disclosure, the KBW Nasdaq Regional Banking Index, is utilized as a metric to determine the vesting of the performance-based restricted stock units, this index is not consistently used each year by the CHR Committee and the Company to determine the pay for all executives. If the KBW Nasdaq Regional Banking Index was used for the peer group this year, the TSRs for 2020 through 2023 would be $91, $125, $116, and $116, respectively.

(4)	Net Income reflected represents GAAP Net Income as reported on Form 10-K consolidated financials.

(5)
We determined Return on Average Assets (ROAA) to be the most important financial performance measure used to link Company performance to the Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2023. ROAA may not have been the most important financial performance measure for prior years, and we may determine a different financial performance to be the most important financial performance measure in future years.

PEO Compensation
To determine the amounts in column (c) of the PVP table above, the following amounts were deducted from and added to (as applicable) the PEO’s total compensation as reported in the Summary Compensation Table (“SCT”), in accordance with Item 402(v) of Regulation
S-K.

Year	SCT Total for PEO ($)	SCT Reported Equity Award Value for PEO ($)	Equity Award Adjustments for PEO ($) (1)	Compensation Actually Paid to PEO ($)

2023	2,073,765	(715,010)	24,850	1,383,605

Annual Meeting Proxy Statement 2024	48

EXECUTIVE COMPENTATION

(1)	Represents the year-over-year change in the fair value of equity awards to Bonita I. Lee as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2023	531,446	(320,874)	—	(185,722)	—	—	24,850
In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions.
Average
Non-PEO
NEO Compensation
To determine the amounts in column (e) in the PVP table, the following amounts were deducted from and added to (as applicable) our
Non-PEO
NEO’s average total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation
S-K.

Year	Average SCT Total for Non-PEO NEOs ($)	Average SCT Reported Equity Award Value for Non-PEO NEOs ($)	Average Equity Award Adjustments for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2023	668,792	(145,703)	37,108	560,197

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2023	108,298	(58,540)	—	(12,650)	—	—	37,108
In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions.
Company-Selected Measure and Other Financial Performance Measures
The following financial performance measures are used to link Compensation Actually Paid to our PEO and
Non-PEO
NEOs for 2023 to Company performance. The measures in this table are not ranked.

Performance Measure

Return on Average Assets

Non-Performing Assets to Total Assets

Efficiency Ratio

49	Annual Meeting Proxy Statement 2024

EXECUTIVE COMPENTATION

Relationship of Compensation Actually Paid to Performance Measures
The following charts describe the relationship of Compensation Actually Paid to certain performance measures.
Compensation Actually Paid (CAP) vs. Company Selected Measure (CSM): Return on Average Assets
The chart below sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Return on Average Assets during the four most recently completed fiscal years.

Annual Meeting Proxy Statement 2024	50

EXECUTIVE COMPENTATION

Compensation Actually Paid (CAP) vs. Hanmi
4-year
Cumulative TSR vs. Peer
4-year
Cumulative TSR
The chart below sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, the Company’s cumulative TSR during the four most recently completed fiscal years, and the TSR for the S&P U.S. Small Cap Banks Index over the same period.

51	Annual Meeting Proxy Statement 2024

EXECUTIVE COMPENTATION

Compensation Actually Paid (CAP) vs.
Net-Income
The chart below sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s net income during the four most recently completed fiscal years.

Annual Meeting Proxy Statement 2024	52

PROPOSAL NO. 2 NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

Our overall executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our stockholders. Our stockholders have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.

VOTING AND EFFECT OF VOTE

Because your vote is advisory, it will not be binding upon the Board. In the event this non-binding proposal is not approved by our stockholders, then such a vote will neither be construed as overruling a decision by our Board or our CHR Committee, nor create or imply any additional fiduciary duty by our Board or our CHR Committee. Notwithstanding the foregoing, the Board of Directors and the CHR Committee will consider the non-binding vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

BOARD RECOMMENDATION

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that going forward, our compensation policies and procedures will continue to be centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The CHR Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure that they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Stockholders are encouraged to carefully review the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program. Our Board and our CHR Committee believe that our commitment to these responsible compensation practices justifies a vote by stockholders “FOR” the following resolution approving the compensation of our executives:

Resolved, that the stockholders of Hanmi Financial Corporation hereby approve the compensation of our Named Executive Officers pursuant to Item 402 of Regulation S-K, as described in the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion contained in the Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

53	Annual Meeting Proxy Statement 2024

PROPOSAL NO. 3 RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment by the Audit Committee of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Crowe LLP has advised us that it has no direct or indirect financial interest in us. Representatives of Crowe LLP are expected to be available at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

VOTING AND EFFECT OF VOTE

Under applicable SEC regulations, the selection of our independent registered public accounting firm is solely the responsibility of the Audit Committee. Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm. However, we are submitting the selection of Crowe LLP to our stockholders for ratification to obtain our stockholders’ views. If our stockholders fail to ratify the selection of Crowe LLP, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection of Crowe LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

BOARD RECOMMENDATION

The Board considers the selection of Crowe LLP as our independent registered public accounting firm to be in the best interests of Hanmi and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024

Annual Meeting Proxy Statement 2024	54

AUDIT AND NON-AUDIT FEES

FEE INFORMATION

The following table sets forth information regarding the aggregate fees billed for professional services rendered by Crowe LLP for 2023 and 2022:

	2023	2022

Audit Fees(1)	$1,369,700	$1,237,000

Audit-Related Fees(2)	$110,000	$20,000

Tax Fees	$—	$—

All Other Fees	$—	$—

TOTAL	$1,479,700	$1,257,000

(1)

Includes fees billed for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for compliance with the Federal Deposit Insurance Corporation Improvement Act.

(2)	Fees relate to review of and consents issued by Crowe for the Form S-3 registration statement and Form S-3 registration statement amendments.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established “Pre-Approval Policies and Procedures” for independent auditor services. Any proposed services not pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditor; however, the Audit Committee may delegate pre-approval authority to one or more of its members.

In 2023, the Audit Committee Chairperson was permitted to approve fees up to $50,000 with the requirement that any pre-approved decisions be reported to the Audit Committee at its next scheduled meeting. All services provided by the independent auditors were pre-approved in accordance with the Audit Committee’s pre-approval requirements.

55	Annual Meeting Proxy Statement 2024

AUDIT COMMITTEE REPORT

The following Audit Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report therein.

In performing its functions, the Audit Committee met and held discussions with management and with Crowe LLP, the independent registered public accounting firm for the Company and its wholly-owned subsidiary, Hanmi Bank. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent registered public accounting firm the matters required to be discussed under the Public Company Accounting Oversight Board (the “PCAOB”); and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence. The Audit Committee discussed any relationships that may impact the objectivity and independence of Crowe LLP, and satisfied itself as to their independence.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the consolidated financial statements, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is “independent.”

Based on these discussions and reviews, the Company’s Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee of the Board

Harry H. Chung (Chairperson)

Christie K. Chu

David L. Rosenblum

Thomas J. Williams

Michael M. Yang

Annual Meeting Proxy Statement 2024	56

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Hanmi has adopted a Code of Business Conduct and Ethics, which governs the review and approval of transactions with related persons. This policy requires that executive officers, directors, and their family members and entities for which any of those persons serve as officers or partners or in which they have a ten percent (10%) or greater interest, notify Hanmi’s Corporate Secretary before entering into transactions or other arrangements with Hanmi or any of its affiliates (other than loans subject to Regulation O promulgated by the Board of Governors of the Federal Reserve System such as loans exceeding $25,000, which must be approved by the Bank Board). Hanmi’s Corporate Secretary will determine whether, under these guidelines, the transaction or arrangement should be submitted to the Audit Committee for review and approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, Hanmi’s Corporate Secretary will consider, among other things, the aggregate value of the proposed transaction and whether the related person has an indirect or direct material interest in the transaction. The Audit Committee will review all relevant material information and consider, among other things, the benefits to Hanmi of the proposed transaction, and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. These policies also include provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review.

The Bank did not enter into any related-party transactions that required review, approval, or ratification under these policies in 2023.

TRANSACTIONS WITH RELATED PERSONS

Some of Hanmi’s directors and executive officers, and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi or Hanmi Bank in the ordinary course of Hanmi’s business, and Hanmi expects to have banking transactions with such persons in the future. Any banking or lending transactions that exist have been made and would be made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and have and would not involve more than a normal risk of repayment or present other unfavorable features.

57	Annual Meeting Proxy Statement 2024

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

OWNERSHIP OF SECURITIES

The following table sets forth information pertaining to “beneficial ownership” (as defined below) of Hanmi’s common stock, by (i) individuals or entities known to Hanmi to own more than five percent (5%) of the outstanding shares of Hanmi’s common stock, (ii) each director and nominee for election, (iii) our NEOs, and (iv) all directors and executive officers of Hanmi as a group. The information contained herein has been obtained from Hanmi’s records and from information furnished to Hanmi by each individual or entity. Management knows of no other person who owns, beneficially or of record, either individually or with associates, more than five percent (5%) of Hanmi’s common stock.

The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules. In general, the beneficial ownership as set forth below includes shares over which an individual or entity has sole or shared voting or investment power and certain shares over which such person has a vested right to acquire, under stock options or otherwise, within sixty (60) days of March 28, 2024, the record date for the annual meeting. Unless otherwise noted, the address for each director and NEO listed below is: c/o Hanmi Financial Corporation, 900 Wilshire Boulevard, Suite 1250, Los Angeles, California 90017. The following information is as of March 28, 2024.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned (%)

Beneficial Owners of More than 5% of our Common Stock

BlackRock, Inc.(1)	4,376,934	14.40

Vanguard Group Inc.(2)	2,197,094	7.23

Dimensional Fund Advisors LP(3)	2,069,367	6.80

FMR LLC(4)	1,893,376	6.30

State Street Corporation(5)	1,589,758	5.23

Directors

John J. Ahn	44,436	*

Christie K. Chu	23,421	*

Harry H. Chung	30,436	*

Bonita I. Lee(6)	140,156	*

Gloria J. Lee	6,528	*

James A. Marasco	—	*

David L. Rosenblum	29,696	*

Thomas J. Williams	19,436	*

Michael M. Yang	23,502	*

Gideon Yu	8,521	*

Named Executive Officers

Romolo C. Santarosa (6)(7)	79,526	*

Anthony Kim(6)(7)	48,372	*

Matthew D. Fuhr(6)(7)	28,623	*

Michael Du(6)	7,599	*

All executive officers and directors as a group (14 persons)	490,252	1.62	(8)

*	Less than 1%.

Annual Meeting Proxy Statement 2024	58

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

(1)

Based on information as of December 29, 2023 contained in a Schedule 13G/A filed with the SEC on January 23, 2024. BlackRock, Inc. has the sole power to vote or direct the voting of 4,330,777 shares and has the sole power to dispose of or direct the disposition of all 4,376,934 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)

Based on information as of December 29, 2023 contained in a Schedule 13G/A filed with the SEC on February 13, 2024, Vanguard Group Inc. has the sole power to vote or direct the voting of no shares, the shared power to vote or direct the voting of 37,683 shares, the sole power to dispose of or direct the disposition of 2,133,786 shares, and the shared power to dispose of or direct the disposition of 63,308 shares. The address for Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

Based on information as of December 29, 2023 contained in a Schedule 13G/A filed with the SEC on February 9, 2024. Dimensional Fund Advisors LP has the sole power to vote or direct the voting of 2,035,184 shares and has the sole power to dispose of or direct the disposition of all 2,069,367 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)

Based on information as of December 29, 2023 contained in a Schedule 13G/A filed with the SEC on February 9, 2024. FMR LLC has the sole power to vote or direct the voting of 1,891,068 shares and has the sole power to dispose of or direct the disposition of all 1,893,376 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)

Based on information as of December 29, 2023 contained in a Schedule 13G/A filed with the SEC on January 24, 2024. State Street Corporation has the sole power to vote or direct the voting of no shares, the shared power to vote or direct the voting of 336,096 shares, and the shared power to dispose of or direct the disposition of all 1,586,758 shares. The address for Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, Massachusetts 02199.

(6)

On March 24, 2021, pursuant to the 2013 Plan, 12,500 shares of restricted stock were granted to Ms. Lee, 4,761 shares of restricted stock were granted to Mr. Santarosa, 2,142 shares of restricted stock were granted to Mr. Kim, 1,666 shares of restricted stock were granted to Mr. Fuhr, 1,423 shares of restricted stock were granted to Mr. Du, vesting over three years ratably. On March 23, 2022, pursuant to the 2021 Plan, 11,700 shares of restricted stock were granted to Ms. Lee, 3,725 shares of restricted stock were granted to Mr. Santarosa, 1,891 shares of restricted stock were granted to Mr. Kim, 1,531 shares of restricted stock were granted to Mr. Fuhr, 1,077 shares of restricted stock were granted to Mr. Du, vesting over three years ratably. On March 10, 2023, pursuant to the 2021 Plan, 15,000 shares of restricted stock were granted to Ms. Lee, 5,137 shares of restricted stock were granted to Mr. Santarosa, 3,003 shares of restricted stock were granted to Mr. Kim, 2,491 shares of restricted stock were granted to Mr. Fuhr, 1,596 shares of restricted stock were granted to Mr. Du, vesting over three years ratably.

(7)	Includes options presently exercisable under the 2013 Plan by Mr. Santarosa (25,000), Mr. Kim (15,000), and Mr. Fuhr (3,000).

(8)

Percentage of beneficial ownership based on shares outstanding as of March 29, 2024, the record date and shares over which persons have a vested right to acquire, under stock options or otherwise, within sixty (60) days of the date thereof.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Hanmi’s Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Hanmi’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Hanmi common stock. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish Hanmi with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2023, all Section 16(a) reports by its Officers and Directors were timely filed with respect to transactions in Hanmi’s common stock.

59	Annual Meeting Proxy Statement 2024

OTHER MATTERS

Other than the business and proposals described in this Proxy Statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the person named in the proxies intends to vote the shares represented by the proxies on such matters in accordance with the recommendation of our Board, or in the absence of a recommendation, in accordance with her judgment.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Stockholder proposals should be sent to our Corporate Secretary at Hanmi Financial Corporation, 900 Wilshire Boulevard, Suite 1250, Los Angeles, California 90017. To be considered for inclusion in Hanmi’s proxy statement for the 2025 annual meeting of stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 under the Exchange Act, is December 16, 2024. Additionally, pursuant to our Bylaws, Hanmi must receive notice of any stockholder proposal to be submitted at the 2025 annual meeting of stockholders, but not required to be included in our proxy statement, no earlier than January 24, 2025 and no later than February 24, 2025. To be in proper form, the stockholder proposal must contain such information as is required by our Bylaws and applicable law. In addition to the applicable requirements discussed above, for a director nomination to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and the stockholder’s notice must set forth such information as is required by our Bylaws.

Under new SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2025 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 21, 2025.

AVAILABILITY OF FORM 10-K

We will provide to any stockholder, without charge and by first class mail, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC. Such requests should be addressed to: Legal Department, Hanmi Financial Corporation, 900 Wilshire Boulevard, Suite 1250, Los Angeles, California 90017, 213-382-2200. The Annual Report on Form 10-K includes a list of exhibits. If you wish to receive copies of the exhibits, we will send them to you upon request. Expenses for copying and mailing copies of the exhibits will be your responsibility. In addition, the SEC maintains a website at www.sec.gov that contains information we file with them.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

Annual Meeting Proxy Statement 2024	60

Printed on recycled paper.

Hanmi Financial Corporation Annual Meeting Proxy Statement 2024

P.O. BOX 8016, CARY, NC 27512-9903

Scan QR for digital voting

Hanmi Financial Corporation	Internet:
Annual Meeting of Stockholders	www.proxypush.com/HAFC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Wednesday, May 22, 2024 10:30 AM, Pacific Time	Phone:
Annual Meeting to be held live via the internet - please visit www.proxydocs.com/HAFC for more details.	1-866-648-8132 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Mail:
• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Pacific Time, May 21, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder(s) of Hanmi Financial Corporation hereby nominates and appoints Vivian Kim, the attorney, agent, and proxy of the undersigned, with full power of substitution and revocation, and authorizes her to vote all the shares of capital stock of Hanmi Financial Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in her discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Hanmi Financial Corporation Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 John J. Ahn	☐	☐	☐	FOR

	1.02 Christie K. Chu	☐	☐	☐	FOR

	1.03 Harry H. Chung	☐	☐	☐	FOR

	1.04 Bonita I. Lee	☐	☐	☐	FOR

	1.05 Gloria J. Lee	☐	☐	☐	FOR

	1.06 James A. Marasco	☐	☐	☐	FOR

	1.07 David L. Rosenblum	☐	☐	☐	FOR

	1.08 Thomas J. Williams	☐	☐	☐	FOR

	1.09 Michael M. Yang	☐	☐	☐	FOR

	1.10 Gideon Yu	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To provide a non-binding advisory vote to approve the compensation of our Named Executive Officers (“Say-on-Pay” vote).	☐	☐	☐	FOR

3.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	FOR

NOTE: To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi Financial Corporation or its Board of Directors at the Annual Meeting.

To attend the meeting online, you must register at www.proxydocs.com/HAFC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date